                                                                    EXHIBIT 99.1

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FINANCIAL CONTENTS
--------------------------------------------------------------------------------


        MANAGEMENT'S DISCUSSION AND ANALYSIS..................................................................................     1

        CONSOLIDATED FINANCIAL STATEMENTS

          Consolidated Balance Sheets.........................................................................................    17
          Consolidated Statements of Income...................................................................................    18
          Consolidated Statements of Shareholders' Equity.....................................................................    19
          Consolidated Statements of Cash Flows...............................................................................    20

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          A.     Significant Accounting Policies..............................................................................    22
          B.     Restrictions on Cash and Due From Bank Accounts..............................................................    29
          C.     Investment Securities........................................................................................    29
          D.     Loans and Leases.............................................................................................    32
          E.     Allowance for Loan and Lease Losses..........................................................................    33
          F.     Premises and Equipment.......................................................................................    33
          G.     Foreclosed Assets............................................................................................    33
          H.     Deposits.....................................................................................................    34
          I.     Short-Term Borrowed Funds....................................................................................    35
          J.     Advances from Federal Home Loan Bank of Boston...............................................................    35
          K.     Preferred Stock..............................................................................................    36
          L.     Income Taxes.................................................................................................    36
          M.     Employee Benefit Plans.......................................................................................    39
          N.     Stock Compensation Plans.....................................................................................    41
          O.     Commitments and Contingencies................................................................................    43
          P.     Related Party Transactions...................................................................................    44
          Q.     Derivative Financial Instruments.............................................................................    44
          R.     Financial Instruments with Off-Balance-Sheet Lending Risk....................................................    46
          S.     Fair Value of Financial Instruments..........................................................................    47
          T.     Regulatory Capital Requirements and Other Restrictions.......................................................    49
          U.     Mortgage Loan Servicing......................................................................................    51
          V.     Subsequent Event - Acquisition of the Company................................................................    51
          W.     CFX Corporation (Parent-Company-Only) Condensed Financial Statements ........................................    52
          X.     Quarterly Results of Operations (Unaudited)..................................................................    54
          Report of Wolf & Company, P.C., Independent Auditors................................................................    55
          Information on Common Stock.........................................................................................    57

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MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL
--------------------------------------------------------------------------------

      All information within this section should be read in conjunction with the Consolidated Financial Statements and Notes thereto included herein and the tables appearing throughout the discussion and analysis. All references in the discussion to financial condition and to results of operations are to the consolidated position and results of CFX Corporation and its subsidiaries (the Company) taken as a whole.

             The consolidated financial statements and management's discussion and analysis have been restated to reflect the Company's acquisition of Portsmouth Bank Shares, Inc. (Portsmouth) and Community Bankshares, Inc. (Community) on August 29, 1997. The mergers were accounted for as poolings-of-interests. See Note A to the consolidated financial statements for detailed information pertaining to the acquisitions.

             During 1996, the Company acquired The Safety Fund Corporation and Milford Co/operative Bank, and Community acquired Centerpoint Bank. The acquisitions were accounted for as poolings-of-interest and, accordingly, the 1996 consolidated financial statements of CFX and of Community as previously and separately issued had been restated to reflect financial information for all periods presented on a combined basis.

            CFX Corporation is a bank holding company incorporated under the laws of the State of New Hampshire. Diversified financial services are provided to customers through its three wholly-owned subsidiaries: CFX Bank, headquartered in Keene, New Hampshire, Safety Fund National Bank, headquartered in Fitchburg, Massachusetts, and Orange Savings Bank (Orange), headquartered in Orange, Massachusetts. CFX Bank has two wholly-owned subsidiaries: CFX Capital Systems, Inc. (CFX Capital) and CFX Financial Services, Inc. (CFX Financial). CFX Capital's wholly-owned subsidiary is CFX Mortgage, Inc. (CFX Mortgage) which engages in mortgage banking. CFX Financial owns 51% of CFX Funding L.L.C. (CFX Funding), which engages in the facilitation of lease financing and securitization.

            Services provided to our customer base by these subsidiaries include traditional depository banking services, retail and commercial banking, and investment and trust services. CFX Mortgage offers a full complement of mortgage products to our customers, as well as mortgage loans through a correspondent network located throughout northern New England and the Mid-Atlantic states. CFX Mortgage has been instrumental in the growth of the Company, both in total assets and profitability.

            CFX Corporation has grown profitably over the past several years by leveraging its capital and through a series of strategic acquisitions. This activity has strengthened the franchise and assisted in the transition from a traditional thrift institution to a full-service bank. The operating results of the Company depend primarily on its net interest and dividend income, which is the difference between (i) interest and dividend income on earnings assets, primarily loans, leases, and investment securities, and (ii) interest expense on interest bearing liabilities, which consist of deposits and borrowings. Also affecting the Company's operations are the levels of the provision for loan and lease losses; the level of other operating income consisting of deposit fees, trust and investment fees, gains and losses on the sale of investment securities, mortgage banking activities and leasing activities; the level of operating expenses; and income taxes.

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MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FINANCIAL CONDITION--LOANS AND LEASES
--------------------------------------------------------------------------------

      The table below sets forth the composition of the Company's loan and lease portfolio at the dates indicated.

                                                                                 December 31,
                                                     -------------------------------------------------------------------
                                                                  1996                                 1995
                                                     -------------------------------      ------------------------------
                                                                            % of                                % of
                                                       Balances           Portfolio         Balances          Portfolio
                                                     -----------         -----------      -----------        -----------
                                                                            (Dollars in thousands)
Real estate:
    Residential                                      $   872,187               54.47%     $   735,852              55.15%
    Construction                                          19,828                1.24           17,457               1.31
    Commercial                                           247,517               15.46          232,079              17.39
Commercial, financial, and agricultural                  169,880               10.61          139,179              10.43
Warehouse lines of credit to leasing companies            18,393                1.15           12,906               0.97
Consumer lease financing                                  76,343                4.77           27,457               2.06
Other consumer                                           197,014               12.30          169,381              12.69
                                                     -----------         -----------      -----------        -----------
                                                       1,601,162              100.00%       1,334,311             100.00%
                                                                         ===========                         ===========
Unearned income                                          (10,733)                              (4,277)
Deferred origination costs, net                            3,970                                1,588
                                                     -----------                          -----------
    Total loans and leases                             1,594,399                            1,331,622
Less: allowance for loan and lease losses                 20,332                               19,843
                                                     -----------                          -----------

    Net loans and leases                             $ 1,574,067                          $ 1,311,779
                                                     ===========                          ===========

            Net loans and leases were $1.6 billion, or 66% of total assets, at December 31, 1996, compared with $1.3 billion, or 62% of totals assets, at December 31, 1995. Although each category of loans and leases has increased from 1995 to 1996, the majority of the $262 million increase in net loans and leases has been in the residential mortgage portfolio, increasing $136 million during this timeframe. In addition, the consumer lease financing portfolio had significant growth in 1996 of nearly $50 million. Loan and lease demand has been strong allowing the Company to generate a 20% increase in net loans and leases during 1996. Residential loan production is primarily generated from three sources: originations in the Company's primary market area; purchases from correspondent banks within and outside of the Company's primary market area; and purchases of bulk loans from wholesale markets.

            During 1996, lower interest rates spawned higher refinancing activity generating significant volume in the residential loan portfolio. These lower rates, coupled with an improving economy, significantly impacted the Company's origination of residential loans during the year.

            The growth in the consumer lease portfolio is the result of a maturing lease program targeted toward automobile dealerships throughout New Hampshire and central Massachusetts. This program began in December 1994 and continues to grow as consumers choose leasing as an acceptable alternative to purchasing.

            Commercial lending continues to grow, but at a slower rate as compared to the other portfolios. Strong lending volumes remain in the warehouse lines of credit to leasing companies participating in CFX Funding's lease financing and securitization programs. During 1996, the average balance of these warehouse lines of credit totaled $14,752,000. During 1996, CFX Funding facilitated lease portfolio securitizations totaling approximately $55,814,000, and sold lease portfolios totaling approximately $16,430,000.

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MANAGEMENT'S DISCUSSION AND ANALYSIS
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--------------------------------------------------------------------------------
RISK ELEMENTS
--------------------------------------------------------------------------------

           The Company operates principally in New Hampshire and central Massachusetts. Through acquisitions of banking franchises in new marketplaces, the opening of de novo branches in geographically dispersed markets, the purchase and origination of mortgages and leases throughout northern New England, and with the introduction of CFX Funding's national lease financing program, the Company has diversified its credit risk in terms of both loan type and geographic concentrations. Asset quality remains strong as nonaccrual loans and leases were .68% of total loans and leases at December 31, 1996, compared to .92% a year earlier.

            All loans and leases past due 90 days or more as to principal or interest are generally placed on nonaccrual status. In addition, a loan (including a loan impaired under Financial Accounting Standards Board Statement No. 114, "Accounting by Creditors for Impairment of a Loan," (SFAS No. 114) defined below) is generally classified as nonaccrual when management determines that significant doubt exists as to the collectibility of principal or interest. An impaired loan may remain on accrual status if it is guaranteed or well secured. Interest accrued but not received on loans placed on nonaccrual status is reversed and charged against current income. Interest on nonaccrual loans is recognized when received. Loans are restored to accrual status when the borrower has demonstrated the ability to make future payments of principal and interest, as scheduled.

            The following table provides information with respect to the Company's nonperforming loans and assets at the dates indicated:


                                                              December 31,
                                                       -------------------------
                                                         1996             1995
                                                       --------         --------
                                                             (In thousands)
Nonaccrual loans                                       $ 10,783         $ 12,301
Foreclosed assets                                         3,359            2,803
Valuation allowance on foreclosed assets                    (10)             (50)
                                                       --------         --------

    Total nonperforming assets                         $ 14,132         $ 15,054
                                                       ========         ========

Nonaccrual loans as a percent of total loans               0.68%            0.92%
                                                       ========         ========
Nonperforming assets as a percent of total loans
    and leases and foreclosed assets                       0.88%            1.13%
                                                       ========         ========

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MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

            The following table provides the composition of the Company's nonperforming loans and assets at the dates indicated:

                                                                       December 31,
                                                  -----------------------------------------------------
                                                           1996                          1995
                                                  -----------------------       -----------------------
                                                                   % of                          % of
                                                  Balances         Total        Balances         Total
                                                  --------       --------       --------       --------
                                                                  (Dollars in thousands)
Nonaccrual loans:
    Real estate:
        Residential                               $  6,944          64.40%      $  6,921          56.26%
        Commercial                                   1,904          17.66          2,717          22.09
    Commercial, financial, and agricultural          1,634          15.15          2,235          18.17
    Consumer and other                                 301           2.79            428           3.48
                                                  --------       --------       --------       --------
                                                    10,783         100.00%        12,301         100.00%
                                                  --------       ========       --------       ========
Foreclosed assets:
    Residential                                      2,108          62.95%         1,264          45.91%
    Construction                                       467          13.94            167           6.07
    Commercial                                         496          14.81          1,039          37.74
    Repossessed assets                                 288           8.60            333          12.10
    Valuation allowance                                (10)         (0.30)           (50)         (1.82)
                                                  --------       ========       --------       ========
                                                     3,349         100.00%         2,753         100.00%
                                                  --------       ========       --------       ========

    Total nonperforming assets                    $ 14,132                      $ 15,054
                                                  ========                      ========

             The following table provides a rollforward of the Company's foreclosed assets:

                                                Years Ended December 31,
                                                ------------------------
                                                  1996             1995
                                                -------          -------
                                                     (In thousands)
Balance at beginning of year, net               $ 2,753          $ 4,625
Reclassification to nonperforming loans
    to reflect adoption of SFAS No. 114
    (See Note A to "Notes to Consolidated
    Financial Statements")                            -             (665)
Real estate additions                             3,619            4,303
Real estate pay-offs/sales/other                 (3,023)          (5,033)
Net increase in other repossessed assets              -              126
Change in fiscal year - Community                     -             (603)
                                                -------          -------

Balance at end of year, net                     $ 3,349          $ 2,753
                                                =======          =======

             For the six months ended December 31, 1995, Community recorded real estate additions of $420,000, real estate pay-offs/sales/other of $988,000 and a net decrease in other repossessed assets of $35,000.

--------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES
--------------------------------------------------------------------------------

             The allowance for loan and lease losses is maintained through charges to earnings. Loan and lease losses realized, and recoveries received, are charged or credited directly to the allowance. The Company's management determines the level of the allowance for loan and lease losses based upon a review of the Company's loan and lease portfolio. This review identifies specific problem loans and leases requiring allocations of the allowance and also estimates an allocation for potential loan and lease losses based on current economic conditions and historical experience.

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MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES
--------------------------------------------------------------------------------

             Changes in the allowance for loan and lease losses are as follows:

                                                  At or for the Years Ended December 31,
                                                ------------------------------------------
                                                  1996             1995             1994
                                                --------         --------         --------
                                                              (In thousands)
Balance at beginning of year                    $ 19,843         $ 18,940         $ 21,080
Provision for loan and lease losses                4,285            3,814            3,622
Loans and leases charged-off                      (4,757)          (4,482)          (7,437)
Recoveries of loans and leases previously
    charged-off                                      961            1,428            1,675
Change in fiscal year - Community                      -              143                -
                                                --------         --------         --------

Balance at end of year                          $ 20,332         $ 19,843         $ 18,940
                                                ========         ========         ========

Allowance for loan and lease losses as
    a percent of total loans and leases             1.28%            1.49%            1.60%
                                                ========         ========         ========

Allowance for loan and lease losses as
    a percent of total nonaccrual loans           188.56%          161.31%          149.31%
                                                ========         ========         ========

             For the six months ended December 31, 1995, Community recorded provisions for loan losses, recoveries and charge-offs of $498,000, $361,000 and $716,000, respectively. See Note A - "Significant Accounting Policies - Principles of Presentation and Consolidation."

            Management considers the allowance for loan and lease losses to be adequate in view of its evaluation of the Company's loan and lease portfolio, the level of nonperforming loans and leases, current economic conditions and historical experience with loan and lease losses.

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TRADING SECURITIES AND INVESTMENT SECURITIES
--------------------------------------------------------------------------------

      Investment securities consist of the following at the dates indicated:

                                          December 31,
                                    -------------------------
                                      1996            1995
                                    --------        ---------
                                         (In thousands)
Securities available for sale       $ 414,896       $ 376,386
Securities held to maturity           104,682         164,733
                                    ---------       ---------

        Total                       $ 519,578       $ 541,119
                                    =========       =========

            As a result of the Company's acquisitions of Safety Fund and Milford on July 1, 1996, (see Note A to the consolidated financial statements) and to be consistent with the Company's current interest rate risk profile, certain securities held to maturity were transferred to securities available for sale.

            The table below describes those securities and the net unrealized losses associated with such securities which were transferred to securities available for sale from securities held to maturity as a result of the 1996 acquisitions of Safety Fund and Milford:

                                                                        Net
                                                      Amortized     Unrealized
                                                        Cost          Losses
                                                      ---------     ----------
                                                          (In thousands)
U.S. Treasury and agency obligations                  $  54,581     $    2,036
Federal agency mortgage pass-through securities          22,268            486
                                                      ---------     ----------

                                                      $  76,849     $    2,522
                                                      =========     ==========

            During 1996 and 1995, the Company had activity in its trading portfolio, although no trading securities were held at the respective year-ends. Trading securities primarily related to investments in money market mutual funds that generated capital gains to offset capital loss carryforwards. The average balances in the trading portfolio for 1996 and 1995 were $15,220,000 and $19,636,000, respectively.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DEPOSITS AND BORROWED FUNDS
--------------------------------------------------------------------------------

      The following table shows the various components of deposits and borrowed funds for the periods indicated:

                                                               Years Ended December 31,
                                              ----------------------------------------------------------
                                                         1996                           1995
                                              --------------------------     ---------------------------
                                                Amount        % of Total       Amount         % of Total
                                              ----------      ----------     ----------       ----------
                                                                (Dollars in thousands)
Deposits:
    Noninterest bearing demand deposits       $  193,579           11.05%    $  167,380            10.22%
    Regular savings deposits                     299,411           17.10        312,539            19.08
    NOW and money market deposits                367,266           20.97        369,340            22.55
    Time deposits                                820,925           46.88        767,906            46.89
                                              ----------      ----------     ----------       ----------
        Total retail deposits                  1,681,181           96.00      1,617,165            98.74
    Brokered time deposits                        69,960            4.00         20,666             1.26
                                              ----------      ----------     ----------       ----------

        Total deposits                        $1,751,141          100.00%    $1,637,831           100.00%
                                              ==========      ==========     ==========       ==========

Borrowed funds:
    Advances from Federal Home Loan
        Bank of Boston                        $  246,593           70.19%    $  158,858            72.95%
    Other borrowed funds                         104,750           29.81         58,904            27.05
                                              ----------      ----------     ----------       ----------

        Total borrowed funds                  $  351,343          100.00%    $  217,762           100.00%
                                              ==========      ==========     ==========       ==========

            The increase in total deposits of $113,310,000 in 1996 primarily came in the higher cost categories of retail and brokered time deposits, and to a lesser extent, demand deposits. The increase in retail time deposits resulted primarily from targeted marketing efforts coupled with rate enhancements on new products. Demand deposit growth of $26,199,000, or 16%, is largely due to the increase in the commercial business loan portfolio as commercial borrowers often bring their entire banking relationship to one bank.

            The increase in Federal Home Loan Bank of Boston advances, brokered deposits and other borrowings funded asset growth. Management customarily directs movement of funding between brokered deposits, advances from the Federal Home Loan Bank and repurchase agreements (included in other borrowed funds) in order to achieve a more favorable cost of funds.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RESULTS OF OPERATIONS--GENERAL
--------------------------------------------------------------------------------

      CFX Corporation (the Company) reported net income of $23,553,000, or $1.01 per share, compared to earnings of $21,465,000, or $.93 per share, for the prior year. Return on assets and return on equity were 1.04% and 10.03%, respectively, for 1996 compared to 1.06% and 9.77%, respectively, for 1995. Excluding charges for mergers and other adjustments, earnings and earnings per share were $27,160,000 and $1.16 per share, respectively, in 1996 representing an increase of $5,606,000, or 26% over prior year earnings. Return on assets and return on equity in 1996 were 1.20% and 11.57%, respectively, excluding merger charges and special adjustments.

            During 1996, the Company incurred charges associated with the mergers of Safety Fund and Milford totaling $3,722,000 (after tax effects). Other adjustments included a special assessment related to the recapitalization of the Savings Association Insurance Fund (SAIF) of $424,000 (after tax effects) and a gain of $539,000 (after tax effects) related to the termination of certain of the Company's previous pension plans in order to transfer the assets and liabilities to a multi-employer pension plan.

            The increase in 1996 earnings over 1995 was primarily due to increased net interest and dividend income and higher non-interest income, partially offset by an increase in non-interest expenses. The increased net interest and dividend income of $7,779,000 was primarily due to leveraging the Company's balance sheet with loans and leases which increased $262 million, or 20% over the past twelve months. The increase in non-interest income of $4,524,000 in 1996 over that in 1995 primarily came from mortgage banking and leasing activities, gains on the sales of investment securities, and the pension settlement gain of $877,000 discussed above. Non-interest expense for 1996 totaled $71,270,000, or $66,057,000 excluding merger-related charges and the one-time SAIF assessment charge.

--------------------------------------------------------------------------------
COMPARISON OF YEARS 1996 AND 1995--NET INTEREST AND DIVIDEND INCOME
--------------------------------------------------------------------------------

      Taxable-equivalent net interest and dividend income was $89,671,000 in 1996, up 9.5% from $81,867,000 in 1995. The $7,804,000 increase in net interest and dividend income was due to an increase in average interest earning assets in 1996, offset by a decline in the Company's interest rate spread from 3.76% in 1995 to 3.68% in 1996.

            The increase in average interest earning assets resulted primarily from an increase in loans and leases. See "Financial Condition--Loans and Leases" of this "Management's Discussion and Analysis."

            The interest rate spread in 1996 decreased eight basis points to 3.68% compared to 3.76% for 1995, primarily due to the increase in costs of interest bearing liabilities outpacing the increase in yields on interest earning assets, indicating an increasingly competitive market for retail deposits. Most of the interest earning assets were funded by higher cost products such as certificates of deposit or borrowings. The cost of time deposits increased from 5.30% in 1995 to 5.57% in 1996. The Company continues to see a shift in its deposit mix from lower variable rate deposits (NOW, savings and money market accounts) to the higher rate time deposits. The dollar effect of the decline in net interest spread was partially offset by an increase in demand deposits in 1996 compared to 1995.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

      The following table sets forth comparisons of average interest earning assets and interest bearing liabilities, and interest income and interest expense expressed as a percentage of the related asset or liability. In order to reflect the economic impact of the Company's tax-exempt loans and investments in state and municipal securities and to present data on a comparative basis, the income from and yields on these loans and securities have been restated to a taxable-equivalent basis (using a 34.00% and 38.62% tax rate, respectively). The taxable-equivalent income adjustments for loans and leases are $346,000, $294,000, and $211,000 for the years ended December 31, 1996, 1995, and 1994, respectively. The taxable-equivalent income adjustments for investment securities are $603,000, $630,000, and $533,000 for the years ended December 31, 1996,
      1995, and 1994, respectively. These adjustments, however, are for comparison purposes only and have no impact on reported net income.

                                                                 Years Ended December 31,
                                         ----------------------------------------------------------------------
                                                          1996                                 1995
                                         ----------------------------------   ---------------------------------
                                                        Interest                             Interest
                                           Average       Income/     Yield/     Average       Income/    Yield/
                                           Balance       Expense      Rate      Balance       Expense     Rate
                                         -----------   -----------   ------   -----------   ----------   ------
                                                                  (Dollars in thousands)
Assets
Interest and dividend
    earning assets:
        Loan and leases (1)              $ 1,458,970   $   127,860    8.76%   $ 1,246,880   $  109,030    8.74%
        Tax-exempt loans and leases (2)        8,925         1,019   11.42          7,332          865   11.80
        Taxable securities (3)               535,450        34,665    6.47        550,217       34,734    6.31
        Tax-exempt securities (4)             30,228         1,780    5.89         29,523        1,890    6.40
        Other                                 76,468         3,930    5.14         56,383        3,213    5.70
                                         -----------   -----------            -----------   ----------
Total interest earning assets              2,110,041       169,254    8.02      1,890,335      149,732    7.92
                                                       -----------                          ----------
Noninterest earning assets                   156,998                              128,395
                                         -----------                          -----------

        Total                            $ 2,267,039                          $ 2,018,730
                                         ===========                          ===========

Liabilities and Shareholders' Equity

Interest-bearing liabilities:
    Savings deposits                     $   684,801        16,323    2.38    $   715,508       18,337    2.56
    Time deposits                            849,926        47,311    5.57        741,772       39,337    5.30
    Advances from Federal Home
        Loan Bank of Boston                  197,312        11,196    5.67        122,247        7,441    6.09
    Other borrowed funds                      99,863         4,753    4.76         52,138        2,750    5.27
                                         -----------   -----------            -----------   ----------
Total interest bearing liabilities         1,831,902        79,583    4.34      1,631,665       67,865    4.16
                                                       -----------                          ----------

Noninterest bearing liabilities:
    Demand deposits                          176,423                              147,984
    Other                                     23,952                               19,454
Shareholders' equity                         234,762                              219,627
                                         -----------                          -----------

    Total                                $ 2,267,039                          $ 2,018,730
                                         ===========                          ===========

Net interest and dividend income                       $    89,671                          $   81,867
                                                       ===========                          ==========

Interest rate spread                                                  3.68%                               3.76%
Net interest margin                                                   4.25%                               4.33%


                                             Years Ended December 31,
                                         -------------------------------
                                                       1994
                                         -------------------------------
                                                       Interest
                                           Average      Income/   Yield/
                                           Balance      Expense    Rate
                                         -----------   --------   ------
                                              (Dollars in thousands)
Assets
Interest and dividend
    earning assets:
        Loan and leases (1)              $ 1,125,036   $ 90,341    8.03%
        Tax-exempt loans and leases (2)        6,441        621    9.64
        Taxable securities (3)               545,348     32,557    5.97
        Tax-exempt securities (4)             34,699      1,755    5.06
        Other                                 52,161      2,266    4.34
                                         -----------   --------
Total interest earning assets              1,763,685    127,540    7.23
                                                       --------
Noninterest earning assets                   149,006
                                         -----------

        Total                            $ 1,912,691
                                         ===========

Liabilities and Shareholders' Equity

Interest-bearing liabilities:
    Savings deposits                     $   787,820     19,601    2.49
    Time deposits                            601,562     25,834    4.29
    Advances from Federal Home
        Loan Bank of Boston                  108,409      5,000    4.61
    Other borrowed funds                      30,957      1,219    3.94
                                         -----------   --------
Total interest bearing liabilities         1,528,748     51,654    3.38
                                         -----------   --------

Noninterest bearing liabilities:
    Demand deposits                          125,704
    Other                                     47,413
Shareholders' equity                         210,826
                                         -----------

    Total                                $ 1,912,691
                                         ===========

Net interest and dividend income                       $ 75,886
                                                       ========

Interest rate spread                                               3.85%
Net interest margin                                                4.30%

(1) For the purpose of these computations, nonaccrual loans and mortgage loans held for sale are included in loans and leases.

(2) Tax-exempt loans are included within loans and leases.

(3) Taxable securities include trading securities and investment securities.

(4) Tax-exempt securities are included within investment securities.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

      The following table presents changes in interest and dividend income, interest expense, and net interest and dividend income which are attributable to changes in the average amounts of interest earning assets and interest bearing liabilities and/or changes in rates earned or paid thereon. The net changes attributable to both volume and rate have been allocated proportionately.

                                                      1996 vs 1995                                    1995 vs 1994
                                        ----------------------------------------        ---------------------------------------
                                              Increase (Decrease) Due to                      Increase (Decrease) Due to
                                        ----------------------------------------        ---------------------------------------
                                         Volume           Rate             Net           Volume           Rate            Net
                                        --------        --------        --------        --------        --------       --------
                                                                             (In thousands)
Interest and dividends earned on:
    Loans and leases                    $ 18,580        $    250        $ 18,830        $ 10,289        $  8,400       $ 18,689
    Tax-exempt loans and leases              183             (29)            154              93             151            244
    Taxable securities                      (941)            872             (69)            292           1,885          2,177
    Tax-exempt securities                     44            (154)           (110)           (287)            422            135
    Other                                  1,057            (340)            717             194             753            947
                                        --------        --------        --------        --------        --------       --------
        Total interest and
            dividend income               18,923             599          19,522          10,581          11,611         22,192
                                        --------        --------        --------        --------        --------       --------

Interest paid on:
    Savings deposits                        (764)         (1,250)         (2,014)         (1,812)            548         (1,264)
    Time deposits                          5,909           2,065           7,974           6,717           6,786         13,503
    FHLB advances                          4,299            (544)          3,755             695           1,746          2,441
    Other borrowings                       2,292            (289)          2,003           1,025             506          1,531
                                        --------        --------        --------        --------        --------       --------

        Total interest expense            11,736             (18)         11,718           6,625           9,586         16,211
                                        --------        --------        --------        --------        --------       --------

        Change in net interest
            and dividend income         $  7,187        $    617        $  7,804        $  3,956        $  2,025       $  5,981
                                        ========        ========        ========        ========        ========       ========


--------------------------------------------------------------------------------
PROVISION FOR LOAN AND LEASE LOSSES
--------------------------------------------------------------------------------

      The allowance for loan and lease losses is maintained primarily through charges to earnings. Loan and lease losses realized, and recoveries received, are charged or credited directly to the allowance. The Company's management determines the level of the allowance for loan and lease losses based upon a review of the Company's loan and lease portfolio. This review identifies specific problem loans and leases requiring allocations of the allowance and also estimates an allocation for potential loans and leases based on current economic conditions and historical experience.

            The provision for loan and lease losses in 1996 was $4,285,000, compared to $3,814,000 in 1995. Total net charge-offs amounted to $3,796,000 for 1996, compared to $3,054,000 for 1995. The increase in net charge offs in 1996 as compared to 1995 was primarily attributable to the higher volume of loans in the residential loan portfolio as well as the resolution of certain long-term problem loan relationships.

            At December 31, 1996, nonaccrual loans stood at $10,783,000, or .68% of total loans and leases, compared to $12,301,000, or .92% of total loans and leases, as of December 31, 1995. The allowance for loan and lease losses as a percentage of nonaccrual loans as of December 31, 1996 and December 31, 1995 amounted to 188.56% and 161.31%, respectively.

            The increase of $471,000 in the 1996 provision for loan and lease losses over 1995 was due to the increase in net charge-offs in 1996 as well as the continued growth in the loan and lease portfolio.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OTHER INCOME
--------------------------------------------------------------------------------

             Other income totaled $22,262,000 for 1996, up $4,524,000, or 26%, when compared to $17,738,000 for 1995. Excluding the pension settlement gain of $877,000 recognized in 1996, year-over-year increases in non-interest income totaled $3,647,000, or 23%. Although service charges on deposit accounts and trust fees were up 11% and 5%, respectively, the significant increases came in the areas of mortgage banking services, leasing activities and income earned on an investment in bank-owned life insurance.

            Mortgage banking income includes net gains on sales of loans and loan servicing fees. Net gains on sales of loans totaled $2,250,000 in 1996 compared to $1,149,000 in 1995, a 96% increase in income. This is primarily due to the higher level of mortgage production in 1996 compared to 1995 resulting from a more favorable interest rate environment as well as a larger correspondent network. Total net loan servicing fees in 1996 were up $218,000 or 10% compared with 1995 totals despite higher amortization of mortgage servicing rights resulting from a high level of refinancing activity.

            Income generated from leasing activities totaled $2,487,000 in 1996, up $520,000, or 26%, from 1995 levels. The increase is due to more lease securitizations in 1996 than in 1995, and an increase in servicing income as a result of a larger servicing base.

            The pension settlement gain of $877,000 resulted when the Company terminated certain pension plans and transferred the plans' assets and liabilities to a multi-employer benefit plan. See Note M - "Employee Benefit Plans" of the Notes to Consolidated Financial Statements for more detail on this transaction.

            Included in other non-interest income is $975,000 of income resulting from the Company's investment in bank-owned life insurance
      (BOLI). During 1996, the Company invested $30 million in bank-owned life insurance to help finance the cost of certain employee benefit plan expenses. The BOLI investment is accomplished through the purchase of life insurance on the lives of certain employees through two insurance companies with a Standard & Poors rating of AA+ or better. The Company, not the employee or family, is the beneficiary of the insurance policies. The first source of income is from the growth of the cash value of the policy. The cash value increases each year as interest (rate is guaranteed each year and changes annually to reflect market rates) is added by the insurance company. The second source of income comes from the insurance proceeds paid to the bank upon the death of an employee. The payment of the insurance proceeds and the earnings from the cash value are income tax free (unless the policy is surrendered).

--------------------------------------------------------------------------------
OTHER EXPENSE
--------------------------------------------------------------------------------

      Non-interest expenses for 1996 totaled $71,270,000, compared to $63,251,000 for 1995. Included in the 1996 totals are merger-related charges incurred with the acquisitions of Safety Fund and Milford for $4,522,000 and a one-time SAIF special assessment of $691,000. Excluding these charges, total non-interest expenses would be $66,057,000, an increase of $2,806,000, or 4% over 1995 totals.

            Salaries and employee benefits increased 7% in 1996 due to increases in wage rates and incentive compensation resulting from increased profitability, additional hires to staff new initiatives, and a full year of salary expense for new branches opened in 1995, partially offset by employee reductions resulting from efficiencies gained from the mergers. The increase in occupancy and equipment expenses resulted from the opening of new branches in 1995 and the enhancement of data processing equipment to meet customer needs in several of the Company's subsidiary banks. Similarly, professional fees are down 11% from the prior year as a result of the mergers and the elimination of certain services required as separate institutions.

            The insurance premiums assessed by the Federal Deposit Insurance Corporation (FDIC) were $383,000 in 1996, down $2,060,000 from $2,443,000 in 1995. Effective June 1, 1995, the FDIC's Bank Insurance Fund was adequately reserved allowing the FDIC to charge significantly lower premiums for future periods. The reduction of expense in 1996 reflects the benefit of the lower premiums for an entire year.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

      In conjunction with the acquisitions of Safety Fund and Milford, the Company incurred charges of $4,522,000. These charges were comprised of the following:

                      December 31,
                          1996
                     -------------
                     (In thousands)
Personnel              $  1,440
Data processing             118
Facilities                  157
Other                     2,807
                       --------

                       $  4,522
                       ========

            Personnel charges relate primarily to the costs of employee severance and employment outplacement assistance. Data processing costs consist primarily of write-offs due to duplication of computer hardware, software, and certain telecommunications equipment. Facilities charges are the result of the consolidation of certain back-office operations and consist of write-downs of properties owned. Other merger expenses include investment banking fees, legal and accounting fees, due diligence costs, proxy registration/filing fees and mailing costs. All costs were recorded in earnings during 1996, although not all cash has been paid out for such expenses. The following table presents a summary of activity with respect to the merger accrual:

                                      Year Ended
                                      December 31,
                                         1996
                                     -------------
                                     (In thousands)
Balance at beginning of year           $      -
Provision charged against income          4,522
Cash outlays                             (3,207)
Noncash write-downs                        (275)
                                       --------

Balance at end of year                 $  1,040
                                       ========

            In 1996, Congress passed a bill which required savings institutions (i.e., Milford) which have deposits insured by the FDIC-Savings Association Insurance Fund (SAIF) be charged a special assessment in order to capitalize the insurance fund. This assessment totaled $691,000 and was paid to the SAIF during the fourth quarter of 1996.

--------------------------------------------------------------------------------
INCOME TAXES
--------------------------------------------------------------------------------

      In 1996, the Company recognized income tax expense of $11,876,000, an effective tax rate of 33.5%, compared to $10,062,000 and an effective tax rate of 31.8% for 1995. The higher tax rate for 1996 is primarily due to nondeductible merger-related expenses, partially offset by income earned from the bank-owned life insurance investment which is exempt from income taxes, higher tax credits pertaining to low income housing projects, and the reversal of a valuation allowance established by Safety Fund for net operating loss carryforwards at one of their subsidiaries as a result of current and projected profits from that subsidiary.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMPARISON OF YEARS 1995 AND 1994
--------------------------------------------------------------------------------

             CFX Corporation reported earnings of $21,465,000, or $.93 per share, for 1995 compared to $16,450,000, or $.73 per share, for the prior year. The increase of $5,015,000, or 30%, in earnings from 1994 to 1995 was primarily due to stronger core earnings (net interest and dividend income and other income). Core earnings for the year ended December 31, 1995 were $98,681,000 compared to $89,542,000 for 1994. Return on assets and return on equity were 1.06% and 9.77%, respectively, for 1995 compared to .86% and 7.80%, respectively, for 1994.

--------------------------------------------------------------------------------
NET INTEREST AND DIVIDEND INCOME
--------------------------------------------------------------------------------

             Net interest and dividend income on a fully taxable equivalent basis totaled $81,867,000 in 1995, compared to $75,886,000 in 1994. The interest rate spread and net interest margin were 3.76% and 4.33%, respectively, for 1995 compared to 3.85% and 4.30%, respectively, for 1994. The decrease of 9 basis points in the interest rate spread was principally due to the rise in interest rates during 1995 as the increased cost of funding sources outpaced the increase in yield on earning assets. An increase of 3 basis points in net interest margin was due to an increase of $127 million in average earning assets from $1.76 billion in 1994 to $1.89 billion in 1995. This increase in average earning assets was primarily comprised of loans and leases which have higher yields than other interest earning assets.

--------------------------------------------------------------------------------
PROVISION FOR LOAN AND LEASE LOSSES
--------------------------------------------------------------------------------

             The provision for loan and lease losses in 1995 was $3,814,000, compared to $3,622,000 in 1994. The increase in the provision for loan and lease losses in 1995 was due to the increase in outstanding loans and leases of $143 million from 1994 to 1995, and was offset by a decrease in nonaccrual loans during 1995.

            At December 31, 1995, nonaccrual loans stood at $12,301,000, or .92% of total loans and leases, compared to $12,685,000 or 1.07% of total loans and leases, as of December 31, 1994. The allowance for loan and lease losses as a percentage of nonaccrual loans as of December 31, 1995 and 1994 amounted to 188.56% and 161.31%, respectively.

--------------------------------------------------------------------------------
OTHER INCOME
--------------------------------------------------------------------------------

             Other income totaled $17,738,000 for 1995, up $3,338,000, or 23%, from $14,400,000 in 1994. The increase is primarily due to increases of $855,000 in service charges on deposit accounts, $1,586,000 in leasing activities, and $1,349,000 in gains on trading securities, partially offset by a decrease in mortgage banking revenues of $899,000.

            The increased income from service charges on deposit accounts was due to an increase in fees and enhanced collection practices. The increase in other income from leasing activities is due principally to fees generated by CFX Funding and the amortization of deferred credits relating to an investment in leasehold residuals. The increase in gains on trading securities principally represents capital gains realized from an investment in a money market mutual fund. This investment reflected gains totaling $1,092,000 in 1995 compared to gains of $271,000 in 1994, principally due to a larger investment during 1995. In addition, 1994 had $528,000 in losses associated with a wholesale leverage program. The decrease in mortgage banking activities (loan servicing fees, net gains on sale of loans and net gain on sale of servicing rights) is due to a sale of servicing rights with a gain of $677,000 in 1994 without a corresponding gain in 1995.

--------------------------------------------------------------------------------
OTHER EXPENSE
--------------------------------------------------------------------------------

             Other expense for 1995 totaled $63,251,000, compared to $61,709,000 for 1994. The increase in other expense was primarily attributable to the increase in salaries and employee benefits, losses on the sale of real estate investment properties, and costs incurred in connection with the acquisition of Orange Savings Bank. The higher salaries and employee benefits are the result of normal salary adjustments, higher group insurance costs, higher profit sharing, and lower deferred salary cost in CFX Mortgage pertaining to loan origination. In addition, contributing to the higher salary and employee benefits was an increase in staff in both commercial and consumer lending, along with new employees hired for the de novo New Hampshire branches opened in late 1994 and 1995.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

             The above increase in other expense was offset by lower insurance premiums from the FDIC. The FDIC's Bank Insurance Fund (BIF) surpassed its congressionally mandated reserve ratio of 1.25 percent of insured deposits during the month of May, 1995. The new assessment rate schedule for the BIF, which substantially lowered rates for most banks, thus became effective June 1, 1995, enabling the FDIC to refund excess premiums already paid by BIF insured institutions for the four-month period from June 1, 1995 to September 30, 1995 and charge lower premiums for the fourth quarter of 1995.

--------------------------------------------------------------------------------
CAPITAL RESOURCES
--------------------------------------------------------------------------------

             Total shareholders' equity at December 31, 1996 was $239,837,000, compared to $231,575,000 a year earlier. The increase is primarily due to the retention of 45% of earnings, partially offset by an increase in the net unrealized losses on securities available for sale. The Consolidated Statements of Shareholders' Equity provide details of changes in equity since December 31, 1993.

            The Company's capital position is an indication of financial performance and stability and provides protection against loss to depositors and creditors. The Company's objective is to maintain an optimum level of capital to provide maximum shareholder return while serving the needs of the depositor and creditor.

             Federal regulation requires the Company to maintain minimum capital standards. Tier 1 capital is composed primarily of common stock and retained earnings less certain intangibles. The minimum requirements include a 3% Tier 1 leverage capital ratio for the most highly-rated institutions; all other institutions are required to meet a minimum leverage ratio that is at least 1% to 2% above the 3% minimum. In addition, the Company is required to satisfy certain capital adequacy guidelines relating to the risk nature of an institution's assets. These guidelines, established by the Federal Reserve Board and the Federal Deposit Insurance Corporation (FDIC), are applicable to bank holding companies and state chartered non-member banks, respectively. Under the "risk-based" capital rules, banks and bank holding companies are required to have a level of Tier 1 capital equal to 4% of total risk-weighted assets, as defined. Banks and bank holding companies are also required to have total capital composed of Tier 1 plus "supplemental" or Tier 2 capital, the latter being composed primarily of the allowances for loan and lease losses, equal to 8% of total risk-weighted assets.

             As of December 31, 1996, the Company's combined Tier 1 leverage capital ratio was 9.7%. In addition, the Company's combined Tier 1 risk-based capital ratio and total risk-based capital ratio were 16.1% and 17.2%, respectively. In an effort to optimize the capital level, the Company has leveraged its balance sheet by originating and purchasing loans and leases and funding these assets with deposits and borrowed funds. The combined Tier 1 leverage capital has been reduced from 11.0% at December 31, 1995 yet remains substantially above the minimum level of 6% to be considered well capitalized by the regulatory agencies.

--------------------------------------------------------------------------------
ASSET/LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

             The Company's primary objective regarding asset/liability management is to position the Company so that changes in interest rates do not have a materially adverse impact upon forecasted net income and the net fair value of the Company. The Company's primary strategy for accomplishing its asset/liability management objective is achieved by matching the weighted average maturities of assets, liabilities and off-balance-sheet items (duration matching).

             To measure the impact of interest rate changes, the Company utilizes a comprehensive financial planning model that recalculates the fair value of the Company assuming instantaneous, permanent parallel shifts in the yield curve of both up and down 100 and 200 basis points, or four separate calculations. Larger increases or decreases in forecasted net income and the net market value of the Company as a result of these interest rate changes represent greater interest rate risk than do smaller increases or decreases.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

            The results of the financial planning model are highly dependent on numerous assumptions. These assumptions generally fall into two categories: those relating to the interest rate environment and those relating to general business and economic factors. Assumptions related to the interest rate environment include the prepayment speeds on mortgage-related assets and the cash flows and maturities of financial instruments. Assumptions related to general business and economic factors include changes in market conditions, loan volumes and pricing, deposit sensitivity, customer preferences, competition, and management's financial and capital plans. The assumptions are developed based on current business and asset/liability management strategies, historical experience, the current economic environment, forecasted economic conditions and other analyses. These assumptions are inherently uncertain and subject to change as time passes. Accordingly, the Company adjusts the pro forma net income and net fair values as it believes appropriate on the basis of historical experience and prudent business judgment. The Company endeavors to maintain a position where it experiences no material change in net fair value and no material fluctuation in forecasted net income as a result of assumed 100 and 200 basis point increases and decreases in interest rates. However, there can be no assurances that the Company's projections in this regard will be achieved.

            Management believes that the above method of measuring and managing interest rate risk is consistent with the FDIC regulation regarding an interest rate risk component of regulatory capital.

--------------------------------------------------------------------------------
LIQUIDITY
--------------------------------------------------------------------------------

      The Company maintains numerous sources of liquidity in the form of marketable assets and borrowing capacity. Interest bearing deposits with other banks, trading and available for sale securities, regular cash flows from loan and securities portfolios and Federal Home Loan Bank of Boston borrowings are the primary sources of asset liquidity. At December 31, 1996, unrestricted cash equivalents and interest bearing deposits with other banks totaled $131,393,000 and available for sale securities totaled $414,896,000.

            Because the Company's bank subsidiaries maintain large residential mortgage portfolios, a substantial capability exists to borrow funds from the Federal Home Loan Bank of Boston. Additionally, investment portfolios are predominantly made up of securities which can be readily borrowed against through the repurchase agreement market. Relationships with deposit brokers and correspondent banks are also maintained to facilitate possible borrowing needs.

--------------------------------------------------------------------------------
IMPACT OF INFLATION
--------------------------------------------------------------------------------

      The consolidated financial statements and related consolidated financial data herein have been presented in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Inflation can affect the Company in a number of ways, including increased operating costs and interest rate volatility. Management attempts to minimize the effects of inflation by maintaining an approximate match interest rate sensitive assets and interest rate sensitive liabilities and, where practical, by adjusting service fees to reflect changing costs.

--------------------------------------------------------------------------------
SUBSEQUENT ACCOUNTING PRONOUNCEMENT
--------------------------------------------------------------------------------

      In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." See Note A - "Significant Accounting Policies," of the Notes to Consolidated Financial Statements for more detail.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
YEAR 2000
--------------------------------------------------------------------------------

      The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

            The Company is utilizing both internal and external resources to identify, correct or reprogram, and test the systems for the year 2000 compliance. It is anticipated that all reprogramming efforts will be completed by December 31, 1998, allowing adequate time for testing. To date, confirmations have been received from the Company's primary processing vendors that plans are being developed to address processing of transactions in the year 2000. Management has not yet assessed the year 2000 compliance expense and related potential affect on the Company's earnings.

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS                     CFX CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                                                                              December 31,
                                                                                     ------------------------------
                                                                                         1996               1995
                                                                                     -----------        -----------
                                                                                             (In thousands)
ASSETS
Cash and due from banks                                                              $    77,123        $    69,085
Federal funds sold and other overnight deposits                                           53,983             57,958
                                                                                     -----------        -----------
               Cash and cash equivalents                                                 131,106            127,043

Interest-bearing deposits with other banks                                                   287             25,442
Securities available for sale                                                            414,896            376,386
Securities held to maturity                                                              104,682            164,733
Mortgage loans held for sale                                                              16,967             10,025
Loans and leases                                                                       1,594,399          1,331,622
    Less allowance for loan losses                                                        20,332             19,843
                                                                                     -----------        -----------
              Net loans and leases                                                     1,574,067          1,311,779
                                                                                     -----------        -----------

Premises and equipment                                                                    38,195             35,086
Mortgage servicing rights                                                                  7,644              6,886
Goodwill and deposit base intangibles                                                      9,235              9,884
Foreclosed assets                                                                          3,349              2,753
Bank-owned life insurance                                                                 30,975                  -
Other assets                                                                              37,854             40,138
                                                                                     -----------        -----------

              Total assets                                                           $ 2,369,257        $ 2,110,155
                                                                                     ===========        ===========

LIABILITIES AND SHAREHOLDERS'  EQUITY

Deposits:
    Interest-bearing                                                                 $ 1,557,562        $ 1,470,451
    Noninterest bearing                                                                  193,579            167,380
                                                                                     -----------        -----------
              Total deposits                                                           1,751,141          1,637,831
Short-term borrowed funds                                                                104,750             58,904
Advances from Federal Home Loan Bank of Boston                                           246,593            158,858
Other liabilities                                                                         26,936             22,987
                                                                                     -----------        -----------
               Total liabilities                                                       2,129,420          1,878,580
                                                                                     -----------        -----------

Shareholders' equity:
    Preferred stock, par value $1.00 per share - authorized 4,000,000 shares;
        no shares outstanding in 1996 or 1995                                                  -                  -
    Common stock, par value $.66 2/3 per share - authorized 50,000,000 shares,
        issued 23,609,000 shares in 1996 and 22,542,000 shares in 1995                    15,740             15,030
    Paid-in capital                                                                      142,829            129,434
    Retained earnings                                                                     81,198             82,483
    Unearned compensation - ESOP                                                               -               (118)
    Net unrealized gains on securities available for sale, after tax
        effects                                                                              489              4,746
    Cost of 28,055 shares of common stock in treasury                                       (419)                 -
                                                                                     -----------        -----------
              Total shareholders' equity                                                 239,837            231,575
                                                                                     -----------        -----------

              Total liabilities and shareholders' equity                             $ 2,369,257        $ 2,110,155
                                                                                     ===========        ===========

See notes to consolidated financial statements and independent auditors' report.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME               CFX CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                                                                               Years Ended December 31,
                                                                                      -----------------------------------------
                                                                                        1996            1995            1994
                                                                                      ---------       ---------       ---------
                                                                                        (In thousands, except per share data)
Interest and dividend income:
    Interest on loans and leases                                                      $ 128,533       $ 109,601       $  90,751
    Interest on investment securities:
        Taxable                                                                          33,287          33,185          29,418
        Tax-exempt                                                                        1,106           1,233           1,201
                                                                                      ---------       ---------       ---------
                                                                                         34,393          34,418          30,619
    Interest and dividends on trading securities                                              -               6           1,725
    Dividends on marketable equity securities                                             1,449           1,570           1,435
    Other                                                                                 3,930           3,213           2,266
                                                                                      ---------       ---------       ---------
               Total interest and dividend income                                       168,305         148,808         126,796
                                                                                      ---------       ---------       ---------

Interest expense:
    Interest on deposits                                                                 63,634          57,674          45,435
    Interest on borrowings:
        Short-term                                                                       11,971           7,251           5,536
        Long-term                                                                         3,978           2,940             683
                                                                                      ---------       ---------       ---------
               Total interest expense                                                    79,583          67,865          51,654
                                                                                      ---------       ---------       ---------

Net interest and dividend income                                                         88,722          80,943          75,142
Provision for loan and lease losses                                                       4,285           3,814           3,622
                                                                                      ---------       ---------       ---------
Net interest and dividend income, after provision for loan and lease losses              84,437          77,129          71,520
                                                                                      ---------       ---------       ---------

Other income:
    Service charges on deposit accounts                                                   4,952           4,474           3,619
    Loan servicing fees                                                                   2,466           2,248           2,338
    Net gain (loss) on trading securities                                                   564           1,092            (257)
    Net gain on sale of investment securities                                             2,216           1,291             912
    Net gain on sale of loan servicing rights                                                 -               -             677
    Net gain on sale of loans                                                             2,250           1,149           1,281
    Leasing activities                                                                    2,487           1,967             381
    Trust fees                                                                            2,351           2,246           2,169
    Pension settlement gain                                                                 877               -               -
    Other                                                                                 4,099           3,271           3,280
                                                                                      ---------       ---------       ---------
               Total other income                                                        22,262          17,738          14,400
                                                                                      ---------       ---------       ---------

Other expense:
    Salaries and employee benefits                                                       34,076          31,941          30,592
    Occupancy and equipment                                                              10,306           9,118           8,478
    Professional fees                                                                     3,030           3,146           3,524
    Advertising and marketing                                                             2,366           1,972           1,572
    Operation of foreclosed assets                                                          508             607             741
    FDIC deposit insurance                                                                  383           2,443           3,558
    Goodwill and deposit base intangible amortization                                       653             714             757
    Merger expenses                                                                       4,522               -               -
    SAIF special assessment                                                                 691               -               -
    Other                                                                                14,735          13,310          12,487
                                                                                      ---------       ---------       ---------
               Total other expense                                                       71,270          63,251          61,709
                                                                                      ---------       ---------       ---------

               Income before income taxes                                                35,429          31,616          24,211
Income taxes                                                                             11,876          10,062           7,474
                                                                                      ---------       ---------       ---------
               Net income                                                                23,553          21,554          16,737
Preferred stock dividends                                                                     -              89             287
                                                                                      ---------       ---------       ---------
               Net income available to common stock                                   $  23,553       $  21,465       $  16,450
                                                                                      =========       =========       =========
Weighted averages shares outstanding                                                     23,383          23,180          22,528
                                                                                      =========       =========       =========
Earnings per common share                                                             $    1.01       $    0.93       $    0.73
                                                                                      =========       =========       =========

See notes to consolidated financial statements and independent auditors' report.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY CFX CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                                         Preferred Stock             Common Stock
                                                      ----------------------    ----------------------     Paid-In     Retained
                                                       Shares       Dollars       Shares      Dollars      Capital     Earnings
                                                      ---------    ---------    ---------    ---------    ---------    ---------
                                                                         (In thousands, except per share data)
Balance at December 31, 1993                                327    $     327       22,166    $  14,778    $ 125,984    $  73,520

Net income                                                    -            -            -            -            -       16,737
Common cash dividends declared-$.39 per share                 -            -            -            -            -       (8,161)
Preferred cash dividends declared-$1.3875 per share           -            -            -            -            -         (287)
Issuance of common stock under stock
    option and purchase plans                                 -            -          242          161        1,239            -
Issuance of common stock under dividend
    reinvestment plan                                         -            -           16           11           53            -
Purchase and retirement of treasury stock                     -            -          (93)         (62)        (963)           -
Redemption of preferred stock                               (76)         (76)           -            -         (210)           -
Preferred stock converted to common stock                   (58)         (58)          58           40           18            -
Decrease in unearned compensation - ESOP                      -            -            -            -            -            -
Common stock dividends declared                               -            -          276          185        3,042       (3,247)
Change in net unrealized gain (loss)
    on securities available for sale                          -            -            -            -            -            -
                                                      ---------    ---------    ---------    ---------    ---------    ---------

Balance at December 31, 1994                                193          193       22,665       15,113      129,163       78,562

Net income                                                    -            -            -            -            -       21,554
Common cash dividends declared-$.53 per share                 -            -            -            -            -      (11,712)
Preferred cash dividends declared-$.4625 per share            -            -            -            -            -          (89)
Issuance of common stock under stock
    option and purchase plans                                 -            -          199          132        1,114            -
Issuance of common stock under dividend
    reinvestment plan                                         -            -           22           15          312            -
Purchase and retirement of treasury stock                     -            -       (1,029)        (686)      (7,993)           -
Preferred stock converted to common stock                  (193)        (193)         318          212          (19)           -
Decrease in unearned compensation - ESOP                      -            -            -            -            -            -
Fractional shares paid out                                    -            -           (1)          (1)         (17)           -
Common stock dividends declared                               -            -          357          238        6,825       (7,063)
Change in net unrealized gain (loss)
    on securities available for sale                          -            -            -            -            -            -
Activity applicable to change in fiscal year -
    Community
        Net income                                            -            -            -            -            -        1,774
        Common cash dividends declared                        -            -            -            -            -         (543)
        Issuance of common stock under stock
            option plan                                       -            -           11            7           49            -
        Decrease in unearned compensation - ESOP              -            -            -            -            -            -
        Change in net unrealized gain (loss) on
            securities available for sale                     -            -            -            -            -            -
                                                      ---------    ---------    ---------    ---------    ---------    ---------

Balance at December 31, 1995                                  -            -       22,542       15,030      129,434       82,483

Net income                                                    -            -            -            -            -       23,553
Common cash dividends declared-$.58 per share                 -            -            -            -            -      (13,416)
Issuance of common stock under stock option
    and purchase plans and related tax effects                -            -          494          329        2,963            -
Purchase and retirement of treasury stock                     -            -          (45)         (30)        (553)           -
Decrease in unearned compensation - ESOP                      -            -            -            -            -            -
Fractional shares paid out                                    -            -           (2)          (1)         (25)           -
Common stock dividends declared                               -            -          620          412       11,010      (11,422)
Change in net unrealized gain (loss)
    on securities available for sale                          -            -            -            -            -            -
                                                      ---------    ---------    ---------    ---------    ---------    ---------

Balance at December 31, 1996                                  -    $       -       23,609    $  15,740    $ 142,849    $  81,198
                                                      =========    =========    =========    =========    =========    =========



                                                                           Net Unrealized
                                                         Unearned          Gain (Loss) on        Treasury Stock
                                                      Compensation -    Securities Available    -----------------
                                                           ESOP               for Sale          Shares    Dollars      Total
                                                      --------------    --------------------    ------    -------    ---------
                                                                         (In thousands, except per share data)
Balance at December 31, 1993                          $         (660)   $              1,303      (866)   $(7,198)   $ 208,054

Net income                                                         -                       -         -          -       16,737
Common cash dividends declared-$.39 per share                      -                       -         -          -       (8,161)
Preferred cash dividends declared-$1.3875 per share                -                       -         -          -         (287)
Issuance of common stock under stock
    option and purchase plans                                      -                       -         -          -        1,400
Issuance of common stock under dividend
    reinvestment plan                                              -                       -         -          -           64
Purchase and retirement of treasury stock                          -                       -         -          -       (1,025)
Redemption of preferred stock                                      -                       -         -          -         (286)
Preferred stock converted to common stock                          -                       -         -          -            -
Decrease in unearned compensation - ESOP                         231                       -         -          -          231
Common stock dividends declared                                    -                       -         -          -          (20)
Change in net unrealized gain (loss)
    on securities available for sale                               -                  (5,723)        -          -       (5,723)
                                                      --------------    --------------------    ------    -------    ---------

Balance at December 31, 1994                                    (429)                 (4,420)     (866)    (7,198)     210,984

Net income                                                         -                       -         -          -       21,554
Common cash dividends declared-$.53 per share                      -                       -         -          -      (11,712)
Preferred cash dividends declared-$.4625 per share                 -                       -         -          -          (89)
Issuance of common stock under stock
    option and purchase plans                                      -                       -         -          -        1,246
Issuance of common stock under dividend
    reinvestment plan                                              -                       -         -          -          327
Purchase and retirement of treasury stock                          -                       -       866      7,198       (1,481)
Preferred stock converted to common stock                          -                       -         -          -            -
Decrease in unearned compensation - ESOP                         232                       -         -          -          232
Fractional shares paid out                                         -                       -         -          -          (18)
Common stock dividends declared                                    -                       -         -          -            -
Change in net unrealized gain (loss)
    on securities available for sale                               -                   8,739         -          -        8,739
Activity applicable to change in fiscal year -
    Community
        Net income                                                 -                       -         -          -        1,774
        Common cash dividends declared                             -                       -         -          -         (543)
        Issuance of common stock under stock
            option plan                                            -                       -         -          -           56
        Decrease in unearned compensation - ESOP                  79                       -         -          -           79
        Change in net unrealized gain (loss) on
            securities available for sale                          -                     427         -          -          427
                                                      --------------    --------------------    ------    -------    ---------

Balance at December 31, 1995                                    (118)                  4,746         -          -      231,575

Net income                                                         -                       -         -          -       23,553
Common cash dividends declared-$.58 per share                      -                       -         -          -      (13,416)
Issuance of common stock under stock option
    and purchase plans and related tax effects                     -                       -         -          -        3,292
Purchase and retirement of treasury stock                          -                       -       (28)      (419)      (1,002)
Decrease in unearned compensation - ESOP                         118                       -         -          -          118
Fractional shares paid out                                         -                       -         -          -          (26)
Common stock dividends declared                                    -                       -         -          -            -
Change in net unrealized gain (loss)
    on securities available for sale                               -                  (4,257)        -          -       (4,257)
                                                      --------------    --------------------    ------    -------    ---------

Balance at December 31, 1996                          $            -    $                489       (28)   $  (419)   $ 239,837
                                                      ==============    ====================    ======    =======    =========

See notes to consolidated financial statements and independent auditors' report.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS           CFX CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                                                                   Years Ended December 31,
                                                                             -------------------------------------
                                                                               1996          1995          1994
                                                                             ---------     ---------     ---------
                                                                                         (In thousands)
Cash flows from operating activities:
    Net income                                                               $  23,553     $  21,554     $  16,737
    Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation and amortization                                          5,123         6,722         7,119
          Amortization of deferred credit on leasehold residual                 (1,412)       (1,347)            -
          Provision for loan and lease losses                                    4,285         3,814         3,622
          Provision for foreclosed real estate losses                               21            31           418
          Loans originated and acquired for resale                            (153,836)     (120,897)     (220,179)
          Principal balance of loans sold                                      146,894       124,333       242,968
          Net (gain) loss on sale of portfolio loans                              (256)          (14)          227
          Net gain on sale of foreclosed real estate                               (76)          (71)         (378)
          Net gain on sale of investment securities                             (2,216)       (1,291)         (912)
          Net decrease in trading securities                                         -           236        39,595
          Deferred income tax provision                                          6,136         2,905            91
          Increase in cash surrender value of bank-owned
              life insurance                                                      (975)            -             -
          Other                                                                   (270)       (6,419)       (3,751)
                                                                             ---------     ---------     ---------

                          Net cash provided by operating activities             26,971        29,556        85,557
                                                                             ---------     ---------     ---------

Cash flows from investing activities:
    Proceeds from sales of securities available for sale                        77,663        60,635        62,326
    Proceeds from maturities of securities available for sale                  178,071        58,019        56,179
    Purchase of securities available for sale                                 (210,357)      (80,235)     (111,360)
    Proceeds from sales of securities held to maturity                           1,005         6,006             -
    Proceeds from maturities of securities held to maturity                     88,750        68,488       102,294
    Purchase of securities held to maturity                                    (87,253)      (85,810)     (188,290)
    Proceeds from the sale of, or payments on, foreclosed real estate            2,489         2,193         4,072
    Proceeds from the sale of portfolio loans                                   16,356        10,027           999
    Net (increase) decrease in interest-bearing deposits with other banks       25,155        (3,606)       11,451
    Net increase in loans and leases                                          (312,391)     (162,951)     (142,416)
    Purchases of bank-owned life insurance                                     (30,000)            -             -
    Purchases of premises and equipment                                         (7,748)       (2,859)       (5,906)
                                                                             ---------     ---------     ---------

                             Net cash used in investing activities            (258,260)     (130,093)     (210,651)
                                                                             ---------     ---------     ---------

                                   (continued)


See notes to consolidated financial statements and independent auditors' report.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS           CFX CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                                                                  Years Ended December 31,
                                                                          ---------------------------------------
                                                                            1996           1995           1994
                                                                          ---------      ---------      ---------
                                                                                       (In thousands)
Cash flows from financing activities:
    Net decrease in noninterest bearing deposits and savings accounts        10,997        (51,887)        (6,489)
    Net increase in time certificates of deposit                            102,313        142,290         23,666
    Proceeds from borrowings with maturities in
        excess of three months                                              235,500        163,883         31,382
    Payment of borrowings with maturities in excess of
        three months                                                       (178,640)       (57,803)       (13,394)
    Net increase (decrease) in borrowings with maturities of
        three months or less                                                 76,721        (32,716)        57,873
    Repayment of liability in connection with ESOP                             (118)          (232)          (231)
    Common cash dividends paid                                              (13,312)       (10,041)        (8,080)
    Preferred cash dividends paid                                                 -            (89)          (287)
    Proceeds from issuance of common stock                                    2,919          1,509          1,436
    Payments for fractional shares                                              (26)           (18)           (20)
    Redemption of preferred stock                                                 -              -           (286)
    Acquisition of treasury shares                                           (1,002)        (1,481)        (1,025)
                                                                          ---------      ---------      ---------

                          Net cash provided by financing activities         235,352        153,415         84,545
                                                                          ---------      ---------      ---------

Increase (decrease) in cash and cash equivalents                              4,063         52,878        (40,549)

Change in fiscal year - Community                                                 -          1,858              -

Cash and cash equivalents at beginning of year                              127,043         72,307        112,856
                                                                          ---------      ---------      ---------

Cash and cash equivalents at end of year                                  $ 131,106      $ 127,043      $  72,307
                                                                          =========      =========      =========


Supplementary information:
    Interest paid on deposit accounts                                     $  61,559      $  56,730      $  45,431
    Interest paid on borrowed funds                                          16,147          9,715          5,834
    Income taxes paid                                                         5,930          7,662          6,490

See notes to consolidated financial statements and independent auditors' report.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE A--SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PRINCIPLES OF PRESENTATION AND CONSOLIDATION
--------------------------------------------------------------------------------

            The consolidated financial statements include the accounts of CFX Corporation and its wholly-owned subsidiaries, CFX Bank, Safety Fund National Bank and Orange Savings Bank (collectively referred to as Banks), and the Banks' subsidiaries which engage in investment activities, mortgage banking, and property management. One of the Bank's subsidiaries has a 51% ownership interest in CFX Funding, L.L.C., which engages in the facilitation of lease financing and securitization. All significant intercompany accounts and transactions are eliminated upon consolidation.

            The consolidated financial statements have been restated to reflect the Company's acquisition of Portsmouth Bank Shares, Inc. (Portsmouth) and Community Bankshares, Inc. (Community) on August 29, 1997.

            Upon acquisition, each of Portsmouth's 5,907,242 outstanding shares of common stock and Community's 2,510,314 outstanding shares of common stock were converted into 0.9314 shares and 2.113 shares, respectively, of the Company's common stock, resulting in the issuance of 5,502,005 shares and 5,304,293 shares, respectively, of the Company's common stock to Portsmouth and Community shareholders. Outstanding stock options were similarly exchanged for CFX stock options. Portsmouth was a New Hampshire corporation and its subsidiary, Portsmouth Savings Bank, was a New Hampshire state-chartered savings bank headquartered in Portsmouth, New Hampshire. Portsmouth Savings Bank was merged into CFX Bank as part of the transaction. Community was a New Hampshire corporation and its bank subsidiaries, Concord Savings Bank, a New Hampshire state-chartered savings bank, and Centerpoint Bank, a New Hampshire state-chartered commercial bank, were merged into CFX Bank as part of the transaction.

            Both the Portsmouth and Community mergers were accounted for by the pooling-of-interests method of accounting, and, accordingly, the financial information for all periods presented has been restated to present the combined financial condition and results of operations as if the combination had been in effect for all periods presented. Expenses directly attributable to the mergers amounted to $11,031,000 and were charged to earnings at the date of combination. Separate financial information of CFX Corporation, Portsmouth and Community is as follows:

                                                                Years Ended December 31,
                         ---------------------------------------------------------------------------------------------------------
                                       1996                                1995                                1994
                         ---------------------------------   ---------------------------------   ---------------------------------
                          CFX        Portsmouth  Community      CFX      Portsmouth  Community     CFX       Portsmouth  Community
                         --------    ----------  ---------   --------    ----------  ---------   --------    ----------  ---------
                                                                       (In thousands)
Net interest and
    dividend income      $ 56,859    $ 10,043    $ 21,820    $ 52,026    $ 10,862    $ 18,055    $ 47,998    $ 11,709    $ 15,435
Provision for loan and
    lease losses           (2,935)          -      (1,350)     (3,037)          -        (777)     (2,697)          -        (925)
Other income               16,827       1,888       3,547      14,311       1,226       2,201      11,079         503       2,818
Other expense             (51,370)     (3,527)    (16,373)    (46,202)     (3,608)    (13,441)    (44,864)     (4,035)    (12,810)
Income taxes               (6,740)     (2,447)     (2,689)     (5,760)     (2,439)     (1,863)     (4,272)     (2,305)       (897)
                         --------    --------    --------    --------    --------    --------    --------    --------    --------
Net income                 12,641       5,957       4,955      11,338       6,041       4,175       7,244       5,872       3,621
Preferred dividends             -           -           -         (89)          -           -        (268)          -         (19)
                         --------    --------    --------    --------    --------    --------    --------    --------    --------
Net income available
    to common stock      $ 12,641    $  5,957    $  4,955    $ 11,249    $  6,041    $  4,175    $  6,976    $  5,872    $  3,602
                         ========    ========    ========    ========    ========    ========    ========    ========    ========

            Effective December 31, 1995, Community changed its fiscal year end from June 30 to December 31. Accordingly, the financial information presented above for the years ended December 31, 1995 and 1994 includes financial information for Community for the years ended June 30, 1995 and 1994, respectively.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

            The financial information (in thousands) pertaining to Community for the six months ended December 31, 1995, is as follows:

Net interest and dividend income          $ 9,748
Provision for loan and lease losses          (498)
Other income                                1,807
Other expense                              (8,019)
Income taxes                               (1,264)
                                          -------

Net income                                $ 1,774
                                          =======

            For the six months ended December 31, 1995, cash flow information (in thousands) pertaining to Community was as follows:

Net cash provided by operating activities       $  3,917
Net cash provided by investing activities          8,348
Net cash used by financing activities            (10,407)
                                                --------

Net increase in cash and cash equivalents       $  1,858
                                                ========


            During 1996, the Company acquired The Safety Fund Corporation and Milford Co/operative Bank, and Community acquired Centerpoint Bank. The acquisitions were accounted for as poolings-of-interest and, accordingly, the 1996 consolidated financial statements of CFX and of Community as previously and separately issued had been restated to reflect financial information for all periods presented on a combined basis.

--------------------------------------------------------------------------------
USE OF ESTIMATES
--------------------------------------------------------------------------------

            The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and with general practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period. Actual results could differ significantly from these estimates.

            Material estimates that are particularly susceptible to significant change in the near term relate to the determination of valuation allowances applicable to loans and leases, foreclosed real estate and deferred tax assets, and to prepayment speeds used to value mortgage servicing rights.

--------------------------------------------------------------------------------
BUSINESS
--------------------------------------------------------------------------------

            The Company, through its bank subsidiaries, serves as a financial intermediary, attracting deposits from, and making loans to, consumers and small to mid-sized businesses through its 58 full service offices and three loan production offices in New Hampshire and central Massachusetts. The Company's Trust Division furnishes trust and investment services to individuals, corporations, municipalities and charitable organizations.

--------------------------------------------------------------------------------
RECLASSIFICATIONS
--------------------------------------------------------------------------------

            Certain amounts have been reclassified in the 1995 and 1994 consolidated financial statements to conform to the 1996 presentation.

--------------------------------------------------------------------------------
CASH FLOW INFORMATION
--------------------------------------------------------------------------------

            Cash equivalents include amounts due from banks and federal funds sold and other overnight deposits. Generally, federal funds are sold for one-day periods.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TRADING AND INVESTMENT SECURITIES
--------------------------------------------------------------------------------

            Investments in debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and reflected at amortized cost. Investments that are purchased and held principally for the purpose of selling them in the near term are classified as "trading securities" and reflected on the consolidated balance sheet at fair value, with unrealized gains and losses included in earnings. Investments not classified as either of the above are classified as "available for sale" and reflected on the consolidated balance sheet at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity, net of related tax effects.

            Purchase premiums and discounts are amortized to earnings by a method which approximates the interest method over the terms of the investments. Declines in the value of investments that are deemed to be other than temporary are reflected in earnings when identified. Gains and losses on disposition of investments are recorded on the trade date and are computed by the specific identification method.

            The carrying values of Federal Home Loan Bank of Boston and Federal Reserve Bank of Boston stock are reflected at cost.

--------------------------------------------------------------------------------
DERIVATIVE FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

            INTEREST RATE SWAP AGREEMENTS: Interest rate swap agreements are designated as hedges against future fluctuations in the interest rates of specifically identified assets or liabilities, and are accounted for on the same basis as the underlying asset or liability. Accordingly, interest rate swaps designated as hedges against floating rate loan portfolios (carried at historical cost) are reflected at cost. Interest rate swaps which hedge the Company's trading securities portfolio (carried at fair value) are marked to fair value through net gains (losses) on trading securities included in the consolidated statements of income. The net interest paid or received under swap agreements is recorded in the interest income or expense account related to the asset or liability being hedged.

            INTEREST RATE FLOOR AGREEMENTS: Interest rate floor agreements are used to manage exposure to interest rate risk. The amounts paid on the floors are accounted for as adjustments to the yield on the hedged assets. The Company applies hedge accounting as the asset being hedged exposes the Company to interest rate risk, and the floor is designated and effective as a hedge of a specific pool of assets. The Company receives an interest payment if the three-month London Interbank Offered Rate (LIBOR) declines below a predetermined rate. This payment would be based upon the rate difference between current LIBOR and the predetermined rate accrued on the notional value of the instrument. The transaction fee paid is amortized over the life of the contract.

            FINANCIAL FUTURES CONTRACTS: Interest rate futures contracts had been entered into by the Company as hedges against interest rate risk in its trading securities portfolio. These instruments were marked to fair value through net gains (losses) on trading securities included in the consolidated statements of income. No such contracts were in effect during 1996 and 1995.

            FINANCIAL OPTION CONTRACTS: Option premiums paid or received, and designated as hedges against future fluctuations in the interest rates of specifically identified assets or liabilities, are accounted for on the same basis as the underlying asset or liability. Accordingly, option contracts designated as hedges against mortgage loans held for sale are carried at the lower of cost or estimated fair value in the aggregate. Option contracts which hedge the Company's available for sale securities are marked to fair value and changes in fair value are reflected in shareholders' equity, net of related tax effects.

--------------------------------------------------------------------------------
MORTGAGE LOANS HELD FOR SALE
--------------------------------------------------------------------------------

            Mortgage loans originated or purchased and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to earnings when applicable.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LOANS AND LEASES
--------------------------------------------------------------------------------

            All loans past due 90 days or more as to principal or interest are placed on nonaccrual status. In addition, a loan (including a loan impaired under SFAS No. 114, defined below) is generally classified as nonaccrual when management determines that significant doubt exists as to the collectibility of principal or interest. An impaired loan may remain on accrual status if it is guaranteed or well secured. Interest accrued but not received on loans placed on nonaccrual status is reversed and charged against current income. Interest on nonaccrual loans is recognized when received. Cash received on impaired loans is generally allocated to principal and interest based on the contractual terms of the note, unless management believes such receipt should be applied directly to principal based on collection concerns. Loans are restored to accrual status when the borrower has demonstrated the ability to make future payments of principal and interest, as scheduled.

            Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount is amortized as an adjustment of the related loan's yield using the interest method over the contractual life of the related loans.

            Consumer lease financing loans are carried at the amount of minimum lease payments plus residual values, less unearned income which is amortized into interest income using the interest method.

            In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended in October 1994 by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan, Income Recognition and Disclosure." The Company adopted SFAS No. 114 on January 1, 1995. Under this Statement, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The Statement is not applicable to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, and loans that are measured at fair value or the lower of cost or fair value. Accordingly, the Company has not applied SFAS No. 114 to its consumer and residential mortgage loans which are collectively evaluated for impairment, or to loans held for sale. The Company measures impairment on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loans obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Collateralized loans are generally measured by fair value of existing collateral, unless market prices or discounted cash flow information is deemed to be more current and reflective of the economies of the lending relationship. At December 31, 1996, the Company had $5,906,000 in impaired loans of which approximately 94% were measured by the fair value of collateral and 6% by discounted cash flow analysis.

            SFAS No. 114 also limits the classification of loans as in-substance foreclosures to situations where the creditor actually receives physical possession of the debtor's assets. Accordingly, upon adoption of SFAS No. 114, the Company transferred $796,000 of loans previously classified as in-substance foreclosures and $131,000 of the valuation allowance for foreclosed real estate losses to nonperforming loans.

            The adoption of SFAS No. 114 had no effect on the Company's assessment of the overall adequacy of the allowance for loan and lease losses. The restatement of previously issued financial statements to conform with SFAS No. 114 was expressly prohibited.

            Loan losses, including those applicable to impaired loans, are charged against the allowance for loan and lease losses when management believes the collectibility of the loan balance is unlikely. The allowance is an estimate and is increased by charges to current income in amounts sufficient to maintain the adequacy of the allowance. The adequacy is determined by management's evaluation of the extent of existing risk in the loan portfolio, prevailing economic conditions and historical loss experience.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

      --------------------------------------------------------------------------
      BANK-OWNED LIFE INSURANCE
      --------------------------------------------------------------------------

            During 1996, the Company invested $30 million in bank-owned life insurance (BOLI) to help finance the cost of certain employee benefit plan expenses. BOLI represents life insurance on the lives of certain employees through insurance companies with a Standard & Poors rating of AA+ or better. The Company is the beneficiary of the insurance policies. Increases in the cash value of the policies, as well as insurance proceeds received, are recorded in other income, and are not subject to income taxes.

      --------------------------------------------------------------------------
      PREMISES AND EQUIPMENT
      --------------------------------------------------------------------------

            Premises and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to income as incurred, and the costs of major additions and improvements are capitalized.

            The provision for depreciation and amortization is computed on the straight-line method based on the estimated useful lives of the assets or the terms of the leases, if shorter.

      --------------------------------------------------------------------------
      MORTGAGE SERVICING RIGHTS
      --------------------------------------------------------------------------

            Effective January 1, 1995, the Company prospectively adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights," whereby rights to service mortgage loans for others are capitalized as separate assets, whether acquired through purchase or origination, if such loans are sold or securitized with servicing rights retained. Accordingly, the total cost of the mortgage loan is allocated to the related servicing right and to the loan based on their relative fair values if it is practicable to estimate those fair values. The Company estimates fair value based on the present value of estimated expected future cash flows using prepayment speeds and discount rates commensurate with the risks involved. Prior to the adoption of SFAS No. 122, the capitalization of originated mortgage servicing rights was not allowed under generally accepted accounting principles. The effect of the accounting change for the year ended December 31, 1995 was to increase net income by $370,000 or $.02 per share.

            Capitalized mortgage servicing rights are amortized to servicing revenue in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. For purposes of measuring impairment, the rights are stratified based on the following predominant risk characteristics of the underlying loans: loan type (fixed rate, variable rate or state housing programs) and note rate. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum. No such impairment was recognized during 1996 or 1995.

      --------------------------------------------------------------------------
      INVESTMENTS IN LEASEHOLD RESIDUALS AND LIMITED PARTNERSHIPS
      --------------------------------------------------------------------------

            Assets acquired in connection with leasehold residual positions have been accounted for using the purchase method of accounting. Resultant deferred credits are amortized to leasing activities income over the period of, and in proportion to, the related tax benefits realized. At December 31, 1996 and 1995, the leasehold residual position of $1,906,000 is included in other assets and deferred credits of $3,184,000 and $4,596,000, respectively, are included in other liabilities in the consolidated balance sheets.

            Investments in real estate development limited partnerships are accounted for using the equity method.

      --------------------------------------------------------------------------
      INTANGIBLE ASSETS
      --------------------------------------------------------------------------

            Deposit base intangibles, which represent the value attributable to the capacity of deposit accounts of purchased bank subsidiaries to generate future income, are included in other assets and are being amortized on a straight-line basis over a period of five years. The excess of the cost of purchased subsidiaries over the fair value of tangible and intangible net assets acquired has been allocated to goodwill and is being amortized on a straight-line basis over 25 years for banking operations and 15 years for mortgage banking operations.

            The accumulated amortizations of deposit base intangibles and goodwill were $1,605,000 and $4,087,000, respectively, as of December 31, 1996.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

      --------------------------------------------------------------------------
      FORECLOSED ASSETS
      --------------------------------------------------------------------------

            Foreclosed assets consists of assets that the Company has formally received title to, or has taken possession of, in partial or total satisfaction of loans. Loan losses arising from the write-down of foreclosed assets to fair value at the time of acquisition are charged against the allowance for loan and lease losses.

            Valuations are periodically performed by management, and an allowance for losses is established through a charge to earnings if the carrying value of foreclosed assets exceeds its fair value less estimated costs to sell.

            Prior to 1995, the Company classified certain loans meeting more extensive in-substance foreclosure criteria as foreclosed real estate. Upon the adoption of SFAS No. 114, the Company reclassified all in-substance foreclosed assets that were not in its possession to loans.

            Operating expenses of foreclosed real estate and gains and losses upon disposition are reported in earnings.

      --------------------------------------------------------------------------
      PENSION AND 401(K) PLANS
      --------------------------------------------------------------------------

            The Company and its subsidiaries have defined benefit and defined contribution pension plans which cover substantially all full-time employees. The benefits are based on years of service and the employee's compensation during the years immediately preceding retirement. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

            The Company maintains a Section 401(k) savings plans for employees of the Company, Safety Fund National Bank, CFX Bank (excluding former employees of Portsmouth) and CFX Bank's subsidiaries. Under the plans, the Company makes a matching contribution of one-half to one-third of the amount contributed by each participating employee, up to 6% of the employee's annual salary. The plan allows for supplementary profit sharing contributions by the Company, at its discretion, for the benefit of participating employees.

      --------------------------------------------------------------------------
      EMPLOYEE STOCK OWNERSHIP PLANS (ESOP)
      --------------------------------------------------------------------------

            Compensation expense is recognized based on cash contributions paid or committed to be paid to the ESOPs. All shares held by the ESOPs are deemed outstanding for purposes of earnings per share calculations. Dividends declared on all shares held by the ESOP are charged to retained earnings. The value of unearned compensation to be contributed to the ESOPs for future services not yet performed is reflected as a reduction of stockholders' equity.

      --------------------------------------------------------------------------
      STOCK COMPENSATION PLANS
      --------------------------------------------------------------------------

            In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting had been applied. The disclosure requirements of this statement are effective for the Company's consolidated financial statements for the year ended December 31, 1996. The pro forma disclosures include the effects of all awards granted on or after January 1, 1995. See Note N - "Stock Compensation Plans."

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

      --------------------------------------------------------------------------
      INCOME TAXES
      --------------------------------------------------------------------------

            The Company and its subsidiaries file a consolidated federal income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Income taxes are allocated to each entity in the consolidated group based on its share of taxable income.

            Tax credits generated from limited partnerships are reflected in earnings when realized for federal income tax purposes.

      --------------------------------------------------------------------------
      PARENT-COMPANY-ONLY CONDENSED FINANCIAL STATEMENTS
      --------------------------------------------------------------------------

            In the parent-company-only condensed financial statements, the investment in bank subsidiaries is stated at cost plus equity in the undistributed earnings of the subsidiaries.

      --------------------------------------------------------------------------
      EARNINGS PER SHARE
      --------------------------------------------------------------------------

            Earnings per common share are computed by dividing net income by the weighted average number of common shares outstanding and common share equivalents with a material dilutive effect. Common share equivalents are shares which may be issuable to employees and non-employee directors upon exercise of outstanding stock options.

      --------------------------------------------------------------------------
      RECENT ACCOUNTING PRONOUNCEMENT
      --------------------------------------------------------------------------

            In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The accounting and reporting standards of this Statement are based on a financial components approach that focuses on control, whereby after a transfer of financial assets, an entity recognizes only financial and servicing assets it controls and liabilities it has incurred. Liabilities incurred will be initially recognized at fair value, if practicable. Financial assets are derecognized when control has been surrendered, and liabilities are derecognized when extinguished. The determination of whether control over a financial asset has been surrendered is based on meeting specific criteria as defined in the Statement.

            The Statement provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings, and impacts the accounting for various transactions including the servicing of financial assets, securitizations, securities lending transactions, repurchase agreements, loan participations, and transfers of receivables with recourse.

            The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied on a prospective basis. In December 1996, the FASB voted to defer for one year the provisions of the Statement that relate to secured borrowings and collateral.

            Management is currently evaluating the impacts of the Statement on its secured borrowings such as repurchase agreements but does not expect, based on the general terms of its current agreements, that the Statement will significantly change its accounting for similar transactions in the future. Other provisions of the Statement will not, in management's opinion, have a significant impact on the consolidated financial statements, except that servicing rights pertaining to lease sales and securitizations will be capitalized prospectively at their estimated fair value, if practicable, with a corresponding credit to earnings, and amortized over the servicing period.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE B--RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS
--------------------------------------------------------------------------------

            The Federal Reserve Bank requires the Banks to maintain average reserve balances. The average amounts of these reserve balances for the years ended December 31, 1996 and 1995 were approximately $30,389,000 and $28,169,000, respectively.

--------------------------------------------------------------------------------
NOTE C--INVESTMENT SECURITIES
--------------------------------------------------------------------------------

            The amortized cost and estimated fair value of investment securities, with gross unrealized gains and losses, follows:

                                                                    Gross          Gross
                                                   Amortized      Unrealized     Unrealized        Fair
           December 31, 1996                         Cost           Gains          Losses          Value
--------------------------------------------       ---------       --------       --------       ---------
                                                                        (In thousands)
Securities Available for Sale
-----------------------------
Debt securities:
    U.S. Treasury and agency obligations           $ 225,708       $  2,087       $  1,669       $ 226,126
    State and municipal                                2,003              2              -           2,005
    Corporate bonds                                   14,071            217              4          14,284
    Federal agency mortgage
        pass-through securities                      109,886            434          1,389         108,931
    Other collateralized mortgage
        obligations (CMO's)                           19,799             15            206          19,608
    Other                                              4,749            132             12           4,869
                                                   ---------       --------       --------       ---------
         Total debt securities                       376,216          2,887          3,280         375,823

Marketable equity securities                          20,336          1,371            214          21,493
Federal Home Loan Bank of Boston
    and Federal Reserve Bank of Boston
    stock                                             17,580              -              -          17,580
                                                   ---------       --------       --------       ---------
         Total securities available
             for sale                              $ 414,132       $  4,258       $  3,494       $ 414,896
                                                   =========       ========       ========       =========

Securities Held to Maturity
-----------------------------
Debt securities:
    U.S. Treasury and agency obligations           $  45,883       $     70       $    193       $  45,760
    State and municipal                               13,986            118             21          14,083
    Corporate bonds                                    2,013              2              8           2,007
    Federal agency mortgage
        pass-through securities                       28,338            206             74          28,470
    Other collateralized mortgage
        obligation (CMO's)                             1,184              1              -           1,185
    Other                                             13,278              -              -          13,278
                                                   ---------       --------       --------       ---------

          Total securities held  to maturity       $ 104,682       $    397       $    296       $ 104,783
                                                   =========       ========       ========       =========


            At December 31, 1996, the Company pledged debt securities with an amortized cost of $156,328,000, and a fair value of $155,298,000, as collateral to secure public funds and repurchase agreements. See Note I - "Short-Term Borrowed Funds."

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            The amortized cost and estimated fair value of debt securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              Available for Sale             Held to Maturity
                                           ------------------------      ------------------------
                                           Amortized        Fair         Amortized        Fair
        December 31, 1996                     Cost          Value          Cost           Value
------------------------------------       ---------      ---------      ---------      ---------
                                                               (In thousands)
Within one year                            $  32,238      $  32,385      $  28,143      $  28,133
After one year through five years            130,199        131,526         38,034         38,005
After five years through ten years            61,402         60,975          7,983          7,991
After ten years through twenty years          22,692         22,398          1,000            999
                                           ---------      ---------      ---------      ---------
                                             246,531        247,284         75,160         75,128
Pass -through securities and CMO's           129,685        128,539         29,522         29,655
                                           ---------      ---------      ---------      ---------

                                           $ 376,216      $ 375,823      $ 104,682      $ 104,783
                                           =========      =========      =========      =========

            Proceeds from the sale of securities available for sale during the years ended December 31, 1996, 1995 and 1994 were $77,663,000, $60,635,000 and $62,326,000, respectively. Gross gains of $1,748,000, $777,000 and
      $1,005,000, respectively, were recognized on such sales. Gross losses of $83,000, $122,000 and $88,000, respectively, were realized on such sales.

            In the third quarter of 1996, the acquisitions of The Safety Fund Corporation and Milford Co/operative Bank necessitated a transfer of securities classified as held to maturity with an amortized cost of $76,849,000 and a net unrealized loss of $2,522,000 to securities available for sale in order to maintain the Company's existing interest rate risk profile.

            In November 1995, the FASB issued guidance allowing a one-time reassessment of an entity's investment classifications during the period November 15, 1995 to December 31, 1995. As a result, securities held to maturity with an amortized cost of $111,386,000 and a net unrealized loss of $864,000 were transferred to securities available for sale and securities held to maturity with an amortized cost of $6,000,000 were sold at a net realized gain of $6,000.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                   Gross          Gross
                                                  Amortized      Unrealized     Unrealized       Fair
            December 31, 1995                       Cost           Gains          Losses         Value
--------------------------------------------      ---------       --------       --------      ---------
                                                                      (In thousands)
Securities Available for Sale
-----------------------------
Debt securities:
    U.S. Treasury and agency obligations          $ 191,948       $  5,110       $    183      $ 196,875
    State and municipal                                 971              -              -            971
    Corporate bonds                                  24,523            575              1         25,097
    Federal agency mortgage
        pass-through securities                      89,701            476            519         89,658
    Other collateralized mortgage
        obligation (CMO's)                           24,345             75            262         24,158
    Other                                             6,371            242             26          6,587
                                                  ---------       --------       --------      ---------
         Total debt securities                      337,859          6,478            991        343,346

Marketable equity securities                         17,043          2,653            265         19,431
Federal Home Loan Bank of Boston
    and Federal Reserve Bank of Boston
    stock                                            13,609              -              -         13,609
                                                  ---------       --------       --------      ---------
         Total securities available
             for sale                             $ 368,511       $  9,131       $  1,256      $ 376,386
                                                  =========       ========       ========      =========

Securities Held to Maturity
-----------------------------
Debt securities:
    U.S. Treasury and agency obligations          $  98,275       $    902       $    266      $  98,911
    State and municipal                              19,799            154             38         19,915
    Corporate                                         4,546             21             37          4,530
    Federal agency mortgage
        pass-through securities                      33,815            462            183         34,094
    Other collateralized mortgage
        obligation (CMO's)                            8,098            167             22          8,243
    Other                                               200              -             28            172
                                                  ---------       --------       --------      ---------

          Total securities held  to maturity      $ 164,733       $  1,706       $    574      $ 165,865
                                                  =========       ========       ========      =========

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE D--LOANS AND LEASES
--------------------------------------------------------------------------------

            Loans and leases consist of the following:

                                                              December 31,
                                                     ------------------------------
                                                        1996               1995
                                                     -----------        -----------
                                                             (In thousands)
Real estate:
    Residential                                      $   872,187        $   735,852
    Construction                                          19,828             17,457
    Commercial                                           247,517            232,079
Commercial, financial and agricultural                   169,880            139,179
Warehouse lines of credit to leasing companies            18,393             12,906
Consumer lease financing                                  76,343             27,457
Indirect and other consumer                              197,014            169,381
                                                     -----------        -----------
                                                       1,601,162          1,334,311
Unearned income                                          (10,733)            (4,277)
Deferred origination costs, net                            3,970              1,588
                                                     -----------        -----------

              Loans and leases, net                  $ 1,594,399        $ 1,331,622
                                                     ===========        ===========

            The following is a summary of information pertaining to impaired and nonaccrual loans:

                                                          December 31,
                                                     ----------------------
                                                       1996          1995
                                                     --------      --------
                                                         (In thousands)
Loans with a valuation allowance                     $  2,816      $  7,655
Loans without a valuation allowance                     3,090         3,867
                                                     --------      --------
    Total impaired loans                             $  5,906      $ 11,522
                                                     ========      ========

Valuation allowance allocated to impaired loans      $    934      $  2,884
                                                     ========      ========

Nonaccrual loans                                     $ 10,783      $ 12,301
                                                     ========      ========

                                                          December 31,
                                                     ----------------------
                                                       1996          1995
                                                     --------      --------
                                                         (In thousands)
Average investment in impaired loans                 $  7,931      $ 14,201
                                                     ========      ========

Interest income recognized on impaired loans         $    620      $  1,104
                                                     ========      ========

Interest income recognized on cash basis             $    500      $  1,002
                                                     ========      ========

            The Company is not committed to lend additional funds to borrowers whose loans have been modified in connection with troubled debt restructurings or whose loans have been classified as impaired.

            The primary geographic concentration of credit risk for loans originated by the Company is the State of New Hampshire and central Massachusetts. The remainder of the portfolio is distributed principally throughout the other New England states. The ability of the Company's debtors to honor their contracts is dependent upon the real estate and general economic sectors in this area.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE E--ALLOWANCE FOR LOAN AND LEASE LOSSES
--------------------------------------------------------------------------------

            Changes in the allowance for loan and lease losses are as follows:

                                                                    Years Ended December 31,
                                                            ----------------------------------------
                                                              1996            1995            1994
                                                            --------        --------        --------
                                                                         (In thousands)
Balance at beginning of year                                $ 19,843        $ 18,940        $ 21,080
Provision for loan and lease losses                            4,285           3,814           3,622
Loan and leases charged-off                                   (4,757)         (4,482)         (7,437)
Recoveries of loans and leases previously charged-off            961           1,428           1,675
Change in fiscal year - Community                                  -             143               -
                                                            --------        --------        --------

Balance at end of year                                      $ 20,332        $ 19,843        $ 18,940
                                                            ========        ========        ========

            For the six months ended December 31, 1995, Community recorded provisions for loan losses, recoveries and charge-offs of $498,000, $361,000 and $716,000, respectively. See Note A - "Significant Accounting Policies - Principles of Presentation and Consolidation."

--------------------------------------------------------------------------------
NOTE F--PREMISES AND EQUIPMENT
--------------------------------------------------------------------------------

            The following is a summary of premises and equipment:

                                                 December 31,
                                           ------------------------
                                             1996            1995
                                           --------        --------
                                                (In thousands)
Land                                       $  5,531        $  5,467
Buildings and leasehold improvements         33,524          34,875
Furniture and equipment                      26,771          23,248
                                           --------        --------
                                             65,826          63,590
Less accumulated depreciation               (27,631)        (28,504)
                                           --------        --------

                                           $ 38,195        $ 35,086
                                           ========        ========

            Depreciation and amortization expense was $4,609,000, $4,306,000 and $3,940,000, for the years ended December 31, 1996, 1995 and 1994, respectively.

--------------------------------------------------------------------------------
NOTE G--FORECLOSED ASSETS
--------------------------------------------------------------------------------

            Foreclosed assets is presented net of a valuation allowance as follows:

                                         December 31,
                                    ----------------------
                                     1996           1995
                                    -------        -------
                                        (In thousands)
Foreclosed real estate              $ 3,071        $ 2,470
Non-real estate repossessions           288            333
Less allowance for losses               (10)           (50)
                                    -------        -------

                                    $ 3,349        $ 2,753
                                    =======        =======

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            An analysis of the allowance for losses on foreclosed assets follows:

                                                       Years Ended December 31,
                                                    -------------------------------
                                                    1996         1995         1994
                                                    -----        -----        -----
                                                             (In thousands)
Balance at beginning of year                        $  50        $ 367        $ 407
Reclassification to non-performing loans upon
    adoption of SFAS No. 114                            -         (131)           -
Provision for losses                                   21           31          418
Charge-offs, net of recoveries                        (61)        (217)        (458)
                                                    -----        -----        -----

Balance at end of year                              $  10        $  50        $ 367
                                                    =====        =====        =====

            For the six months ended December 31, 1995, Community recorded a provision for losses of $100,000 and charge-offs of $100,000. See Note A - "Significant Accounting Policies - Principles of Presentation and Consolidation."

            The following table presents the components of the operation of foreclosed assets:

                                                  Years Ended December 31,
                                               -------------------------------
                                               1996         1995         1994
                                               -----        -----        -----
                                                        (In thousands)
Operating expenses, net of rental income       $ 563        $ 647        $ 701
Provision for losses                              21           31          418
Net gain on sales of foreclosed assets           (76)         (71)        (378)
                                               -----        -----        -----

                                               $ 508        $ 607        $ 741
                                               =====        =====        =====

--------------------------------------------------------------------------------
NOTE H--DEPOSITS
--------------------------------------------------------------------------------

            Total deposits consist of the following:

                                           December 31,
                                   ---------------------------
                                      1996             1995
                                   ----------       ----------
                                         (In thousands)
Noninterest bearing                $  193,579       $  167,380
Savings:
    Regular savings                   299,411          312,539
    NOW accounts                      193,274          185,606
    Money market deposits             173,992          183,734
                                   ----------       ----------
          Total savings               666,677          681,879

Time certificates of deposit          890,885          788,572
                                   ----------       ----------

          Total deposits           $1,751,141       $1,637,831
                                   ==========       ==========

            Time deposits with a minimum balance of $100,000 at December 31, 1996 and 1995 totaled $181,597,000 and $114,427,000, respectively.
      Brokered certificates of deposit at December 31, 1996 and 1995 amounted to $69,960,000 and $20,666,000, respectively.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            A summary of time certificates, by maturity, is as follows:

                                             December 31, 1996            December 31, 1995
                                          ------------------------    ---------------------------
                                                          Weighted                       Weighted
                                                          Average                        Average
                                            Amount         Rate         Amount            Rate
                                          ---------       --------    ----------         --------
                                                          (Dollars in thousands)
Within one year                           $ 702,744        5.51%      $ 556,669           5.63%
After one year through three years          160,604        5.71         177,668           5.91
After three years through five years         27,537        6.19          54,235           6.21
                                          ---------                   ---------

                                          $ 890,885        5.57%      $ 788,572           5.73%
                                          =========                   =========

--------------------------------------------------------------------------------
NOTE I--SHORT-TERM BORROWED FUNDS
--------------------------------------------------------------------------------

            The following summarizes short-term borrowed funds:

                                                       1996            1995
                                                     ---------       --------
                                                          (In thousands)
Securities sold under agreements to repurchase:
    Retail                                           $  81,267       $ 40,451
    Wholesale                                           23,160         14,264
Other                                                      323          4,189
                                                     ---------       --------

Total short-term borrowed funds                      $ 104,750       $ 58,904
                                                     =========       ========


            Retail securities sold under agreement to repurchase at December 31, 1996 and 1995 mature within three months at a weighted average interest rate of 4.49% and 4.42%, respectively. Wholesale repurchase agreements mature within three months at a weighted average interest rate of 5.50% and 5.83% at December 31, 1996 and 1995, respectively. Short-term borrowed funds are secured by investment securities. See Note C - "Investment Securities."

--------------------------------------------------------------------------------
NOTE J--ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON
--------------------------------------------------------------------------------

            A summary of advances from the Federal Home Loan Bank of Boston (FHLBB) by maturity follows:

                                            December 31, 1996           December 31, 1995
                                         -----------------------    ------------------------
                                                        Weighted                    Weighted
                                                        Average                     Average
                                          Amount         Rate         Amount         Rate
                                         ---------      --------    ----------      --------
                                                       (Dollars in thousands)
Within one year                          $ 219,734        5.83%      $ 137,213        6.06%
After one year through three years          25,875        5.57          20,800        5.67
After three years                              984        6.01             845        6.52
                                                                     ---------        ----

                                         $ 246,593        5.80%      $ 158,858        6.01%
                                                                     =========        ====


--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            The Banks have available lines of credit with the FHLBB at an interest rate that adjusts daily. Borrowings under the lines are limited to $30,000,000 as of December 31, 1996. Additional credit may be available upon written request to the FHLBB. All borrowings from the FHLBB are secured by a blanket lien on certain qualified collateral, defined principally as 75% of the carrying value of first mortgage loans on owner-occupied residential property and 90% of the fair value of U.S. Government and federal agency securities.

--------------------------------------------------------------------------------
NOTE K--PREFERRED STOCK
--------------------------------------------------------------------------------

            The Company's preferred stock was converted to common stock on April 30, 1995, the mandatory conversion date.

--------------------------------------------------------------------------------
NOTE L--INCOME TAXES
--------------------------------------------------------------------------------

            The components of the provision for income taxes are as follows:

                                                      Years Ended December 31,
                                              ----------------------------------------
                                                1996            1995            1994
                                              --------        --------        --------
                                                           (In thousands)
Current tax provision:
    Federal                                   $  5,618        $  6,868        $  6,817
    State                                          561             466             566
    Federal tax credits                           (439)           (177)              -
                                              --------        --------        --------
        Total current                            5,740           7,157           7,383
                                              --------        --------        --------

Deferred tax provision (benefit):
    Federal                                      5,767           2,926             563
    State                                          992             547             (63)
Effect of tax law change                             -              10              17
Effect of change in valuation allowance           (623)           (578)           (426)
                                              --------        --------        --------
        Total deferred                           6,136           2,905              91
                                              --------        --------        --------

        Provision for income taxes            $ 11,876        $ 10,062        $  7,474
                                              ========        ========        ========

            The components of the net deferred tax asset included in other assets are as follows:

                                                   December 31,
                                             -----------------------
                                               1996           1995
                                             --------       --------
                                                  (In thousands)
Deferred tax assets:
    Federal                                  $ 12,595       $ 12,811
    State                                       1,929          2,305
    Valuation allowance                             -           (623)
                                             --------       --------
        Total deferred tax assets, net         14,524         14,493
                                             --------       --------

Deferred tax liabilities:
    Federal                                     9,931          6,459
    State                                       1,145          1,125
                                             --------       --------
        Total deferred tax liabilities         11,076          7,584
                                             --------       --------

Net deferred tax asset                       $  3,448       $  6,909
                                             ========       ========

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            A summary of the change in the net deferred tax asset is as follows:

                                                                      Years Ended December 31,
                                                               -------------------------------------
                                                                1996           1995           1994
                                                               -------        -------        -------
                                                                           (In thousands)
Balance at beginning of year                                   $ 6,909        $ 7,810        $ 5,291
Deferred tax provision                                          (6,136)        (2,905)           (91)
Purchase accounting effects of leasehold
    residual acquisition                                             -          6,907              -
Tax effects of net unrealized gains/losses on investment
    securities reflected in shareholders' equity                 2,675         (4,669)         2,610
Change in fiscal year - Community                                    -           (234)             -
                                                               -------        -------        -------

Balance at end of year                                         $ 3,448        $ 6,909        $ 7,810
                                                               =======        =======        =======

            For the six months ended December 31, 1995, Community recorded a deferred tax provision of $10,000 and a $224,000 increase in the tax effects of net unrealized gain on investment securities reflected in shareholders' equity. See Note A "Significant Accounting Policies - Principles of Presentation and Consolidation."

            The tax effects of each type of income and expense item that give rise to deferred tax assets and liabilities are as follows:

                                                              December 31,
                                                        -----------------------
                                                          1996           1995
                                                        --------       --------
                                                             (In thousands)
Deferred tax assets:
    Allowance for loan and lease losses                 $  6,889       $  6,668
    Investment in leasehold residual                       4,354          5,654
    Alternative minimum tax credit carryforward            1,079            282
    State net operating loss carryforward                     40            261
    Capital loss carryforwards                                 -            208
    Severance accrual                                        368             96
    Book reserves                                          1,016          1,415
    Other, net                                               192            532
                                                        --------       --------
                                                          13,938         15,116
Valuation allowance                                            -           (623)
                                                        --------       --------
        Total deferred tax assets, net                    13,938         14,493
                                                        --------       --------

Deferred tax liabilities:
    Depreciation                                             701          1,032
    Deferred point income                                  1,217            220
    Mortgage servicing rights                              1,125          1,085
    Consumer lease financing                               5,986          1,368
    Net unrealized gains on investment securities
        available for sale                                   303          2,978
    Other, net                                             1,158            901
                                                        --------       --------
        Total deferred tax liabilities                    10,490          7,584
                                                        --------       --------

        Net deferred tax asset                          $  3,448       $  6,909
                                                        ========       ========

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            The change in the valuation allowance applicable to deferred tax assets is as follows:

                                                             Years Ended December 31,
                                                      -------------------------------------
                                                        1996          1995           1994
                                                      -------        -------        -------
                                                                  (In thousands)
Balance at beginning of year                          $   623        $ 1,335        $ 1,504
Benefits generated by current year's operations          (623)          (578)          (169)
Benefits lost                                               -            (79)             -
Change in fiscal year - Community                           -            (55)             -
                                                      -------        -------        -------

Balance at end of year                                $     -        $   623        $ 1,335
                                                      =======        =======        =======

            For the six months ended December 31, 1995, Community recorded benefits generated by the current year's operations of $55,000. See Note A
      - "Significant Accounting Policies - Principles of Presentation and Consolidation."

            SFAS No. 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In prior years, the Company believed that uncertainty existed with respect to future realization of a portion of its capital loss carryforwards and with respect to deferred Massachusetts state tax assets. Therefore, the Company had established a valuation allowance relating to net operating and capital loss carryforwards. The valuation allowance was reversed to the extent that capital gains and ordinary income for state tax purposes in certain subsidiaries were realized.

            For CFX Bank and Orange Savings Bank, the base amounts of federal income tax reserves for loan losses are permanent differences for which there is no recognition of deferred tax liabilities. However, the loan loss allowance maintained for financial reporting purposes is a temporary difference with allowable recognition of a related deferred tax asset, if it is deemed realizable.

            At December 31, 1996, retained earnings include tax loan loss reserves of approximately $19,619,000 at the base year for which no provision for income taxes has been made. If, in the future, such amounts are used for any purpose other than to absorb loan losses, the Company will incur a tax liability at the current applicable income tax rates. The Company anticipates that the $19,619,000 of retained earnings will not be used for any purpose that would result in the payment of income taxes. The unrecognized deferred tax liability on such amount at December 31, 1996 is approximately $7,603,000.

            The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting income, with the effective income tax rate provided in the consolidated statements of income:

                                                  1996                           1995                           1994
                                         -----------------------        -----------------------        -----------------------
Years Ended December 31,                  Amount        Percent          Amount        Percent          Amount        Percent
-----------------------------------      --------       --------        --------       --------        --------       --------
                                                                        (Dollars in thousands)
Income tax expense at the
    statutory rate                       $ 12,046             34%       $ 10,749             34%       $  8,231             34%
Increase (decrease) resulting from:
    Tax-exempt interest income               (528)            (1)           (556)            (2)           (508)            (2)
    Goodwill and deposit base
        intangible amortization               199              1             212              1             232              1
    Nondeductible merger expenses             872              2              75              1               3              -
    State income taxes, net of
        federal income tax benefit            990              3             679              2             332              1
    Cash surrender value                     (349)            (1)            (86)             -             (40)             -
    Low income housing tax credits           (439)            (1)           (177)            (1)              -              -
    Change in valuation allowance            (623)            (2)           (578)            (2)           (426)            (2)
    Other, net                               (292)            (1)           (256)            (1)           (350)            (1)
                                         --------       --------        --------       --------        --------       --------

Income tax expense                       $ 11,876             34%       $ 10,062             32%       $  7,474             31%
                                         ========       ========        ========       ========        ========       ========

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE M--EMPLOYEE BENEFIT PLANS
--------------------------------------------------------------------------------

            The Company's employee benefit plans are summarized below:

      --------------------------------------------------------------------------
      MULTI-EMPLOYER PENSION PLAN
      --------------------------------------------------------------------------

            During 1996, CFX Corporation and certain subsidiaries terminated their defined benefit pension plans, and transferred plan assets to a multi-employer plan in amounts that would effectively settle the plans' accumulated benefit obligations as of January 1, 1996. As a result, the Company recognized settlement and curtailment gains totaling $877,000 in 1996.

            The multi-employer plan is a defined benefit pension plan that covers all eligible employees of CFX Corporation, CFX Bank (excluding former employees of Community and Portsmouth - See Note A) and Safety Fund National Bank. Pension expense attributable to the plan in 1996 was $479,000.

      --------------------------------------------------------------------------
      SINGLE-EMPLOYER PENSION PLANS
      --------------------------------------------------------------------------

            The following table sets forth the funded status of the Company's single-employer defined benefit plans and amounts recognized in the Company's consolidated balance sheets:

                                                                               December 31,
                                                                          -----------------------
                                                                            1996           1995
                                                                          --------       --------
                                                                              (In thousands)
Actuarial present value of benefit obligations:
    Accumulated benefit obligation, including vested
        benefits of $2,619,000 in 1996 and $6,830,000 in 1995             $ (2,759)      $ (7,279)
                                                                          ========       ========

Projected benefit obligation for service rendered to date                 $ (4,668)      $ (9,994)
Plan assets at fair value                                                    5,817          9,802
                                                                          --------       --------
Excess (deficiency) of plan assets over projected benefit obligation         1,149           (192)
Unrecognized net gain from past experience different
    from that assumed and effects of changes in assumptions                   (570)            (2)
Prior service cost not yet recognized in net periodic pension cost              28            144
Unrecognized net assets at end of year                                        (704)          (854)
                                                                          --------       --------

Accrued pension cost included in other liabilities                        $    (97)      $   (904)
                                                                          ========       ========

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

      --------------------------------------------------------------------------
      SINGLE-EMPLOYER PENSION PLANS (CONCLUDED)
      --------------------------------------------------------------------------

            Net pension expense attributable to these plans includes the following components:

                                                           Years Ended December 31,
                                                       -------------------------------
                                                       1996         1995         1994
                                                       -----        -----        -----
                                                               (In thousands)
Service cost - benefits earned during the period       $ 387        $ 850        $ 840
Interest cost on projected benefit obligation            307          694          693
Actual return on plan assets                            (648)        (225)        (105)
Net amortization and deferral                            164         (584)        (668)
                                                       -----        -----        -----

                                                       $ 210        $ 735        $ 760
                                                       =====        =====        =====

            Assumptions used in determining the actuarial present value of the projected benefit obligation under these plans, and the expected long-term rate of return on plan assets, are as follows:

                                               Years Ended December 31,
                                      ------------------------------------------
                                        1996             1995            1994
                                      ---------       ----------       ---------
Weighted average discount rates          7.5%         7.25%-8.0%       7.5%-8.0%
Annual salary increases               5.0%-6.0%       5.0%-6.0%        5.0%-6.0%
Expected return on plan assets        7.5%-8.0%       7.5%-8.0%        7.0%-8.0%

      --------------------------------------------------------------------------
      401(k) PLAN
      --------------------------------------------------------------------------

            The following table sets forth the Company's 401(k) plan expense:

                                                 Years Ended December 31,
                                               ---------------------------
                                               1996       1995       1994
                                               -----      -----      -----
                                                     (In thousands)
Matching contributions                         $ 335      $ 325      $ 129
Supplemental profit sharing contributions        503        414        439
                                               -----      -----      -----

                                               $ 838      $ 739      $ 568
                                               =====      =====      =====

      --------------------------------------------------------------------------
      SUPPLEMENTAL PENSION AND DEFERRED COMPENSATION PLANS
      --------------------------------------------------------------------------

            The Company makes payments to certain current and retired officers with supplemental retirement and deferred compensation agreements. The cost of these agreements is accrued but not funded. The Company purchased corporate-owned life insurance policies on the lives of the retirees. The death benefits are payable to the Company and will assist in the funding of the deferred compensation liability. The Company will recover the costs of premium payments from the cash value of these policies.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE N--STOCK COMPENSATION PLANS
--------------------------------------------------------------------------------

            At December 31, 1996, the Company has stock-based compensation plans as described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for the plans. Accordingly, no compensation cost has been recognized for the option plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed by SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                   Years Ended December 31,
                                            -------------------------------------
                                               1996                       1995
                                            ----------                 ----------
                                            (In thousands, except per share data)
Net income available to common stock:
    As reported                             $   23,553                 $   21,465
    Pro forma                                   23,370                     20,835
Earnings per share:
    As reported                             $     1.01                 $     0.93
    Pro forma                                     1.00                       0.90


      --------------------------------------------------------------------------
      FIXED STOCK OPTION PLANS
      --------------------------------------------------------------------------

            The Company has a 1996 and a 1995 stock option plan (the Option Plans) whereby options may be granted to certain key employees and directors of the Company and its subsidiaries to purchase shares of common stock of the Company at a price not less than fair value at the date of grant.

            Both incentive stock options and nonqualified stock options may be granted pursuant to the Option Plans. A total of 658,000 shares of authorized but unissued common stock of the Company has been reserved for issuance pursuant to incentive stock options granted under the Option Plans, and 443,000 shares of authorized but unissued common stock have been reserved for issuance pursuant to nonqualified stock options granted. The options are exercisable over a period not to exceed ten years from the date of grant.

            The fair value of each option grant is estimated on the date of grant using the Black - Scholes option-pricing model with the following weighted average assumptions used in 1996 and 1995, respectively: dividend yield of 5.5% and 5.2%; expected volatility of 29%; risk-free interest rates of 5.8% and 5.4%; and expected lives of 6.9 years for both periods.

            Changes in the status of options are summarized as follows:

December 31,                                     1996                       1995                       1994
---------------------------------       -----------------------    -----------------------    -----------------------
                                                       Weighted                   Weighted                   Weighted
                                                       Average                    Average                    Average
                                                       Exercise                   Exercise                   Exercise
                                        Options         Price      Options         Price      Options         Price
                                        -------        --------    -------        --------    -------        --------
                                                                    (Options in Thousands)
Outstanding at beginning
    of year                               1,713        $   7.41      1,549        $   5.93      1,701        $   5.55
Granted                                     101           13.32        373           12.66        136            8.15
Excercised                                 (488)           5.60       (199)           5.56       (239)           4.99
Cancelled                                    (5)          10.26         (6)           5.39        (49)           9.86
Change in fiscal year - Community             -               -         (4)              -          -               -
                                        -------        --------    -------        --------    -------        --------
Outstanding at end of year                1,321        $   8.57      1,713        $   7.40      1,549        $   5.93
                                        =======        ========    =======        ========    =======        ========
Exercisable at end of year                1,287        $   8.64      1,645        $   7.44      1,102        $   6.76
                                        =======        ========    =======        ========    =======        ========
Weighted average fair value
    of options granted during
    the year                                    $17.20                     $16.22                      N/A

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

      --------------------------------------------------------------------------
      FIXED STOCK OPTION PLANS (CONCLUDED)
      --------------------------------------------------------------------------

            For the six months ended December 31, 1995, option activity relating to Community was as follows: 2,000 options granted, 5,000 options exercised and 1,000 options cancelled at weighted average exercise prices of $7.93, $4.44 and $4.73, respectively. See Note A - "Significant Accounting Policies - Principles of Presentation and Consolidation."

            Information pertaining to options outstanding at December 31, 1996 is as follows:

                                        Options Outstanding                  Options Exercisable
                              ---------------------------------------       ----------------------
                                             Weighted
                                              Average        Weighted                     Weighted
                                             Remaining       Average                      Average
                                            Contractual      Exercise                     Exercise
Range of Exercise Prices      Number           Life           Price         Number         Price
------------------------      ------        -----------      --------       ------        --------
                                                     (Options in thousands)
      $0.47 - $5.70              447        3.44 years       $   4.44          441        $   4.43
       6.56 - 9.27               457        3.80                 7.83          429            7.85
       9.60 - 14.29              417        8.78                13.73          417           13.73
                              ------                                        ------

                               1,321        5.24 years       $   8.57        1,287        $   8.64
                              ======                                        ======

      --------------------------------------------------------------------------
      EMPLOYEE STOCK PURCHASE PLAN
      --------------------------------------------------------------------------

            The Company has an employee stock purchase plan (the Stock Purchase
      Plan) whereby employees of the Company and its subsidiaries with more than one-half year of continuous service, except for certain employees with substantial stock interests in the Company or with substantial rights to purchase common stock, may purchase up to an aggregate of 183,000 shares of the Company's common stock. During the years ended December 31, 1996, 1995 and 1994, eligible employees purchased 20,000, 8,000 and 23,000 shares, respectively.

            Eligible employees have the right to purchase common stock by authorizing payroll deductions of up to seven percent of their base salary. The Stock Purchase Plan provides for periodic offerings at a purchase price which would not be less than the lesser of (1) 90% of the fair value per share on the offering date or (2) 90% of the fair value per share on the date of exercise. The Board of Directors of the Company may change the option price for subsequent offerings by increasing the percentage of fair value to a percentage not greater than 100% or decreasing the percentage of fair value to a percentage not less than 85%. Purchase discounts have not been material to date and, accordingly, no compensation cost has been recognized.

      --------------------------------------------------------------------------
      EMPLOYEE STOCK OWNERSHIP PLANS
      --------------------------------------------------------------------------

            In connection with the acquisitions of Community and Portsmouth, the Company assumed their respective Employee Stock Ownership Plans (Plans). Employees were generally eligible to participate in the Plans after reaching age twenty-one and completing one year of service. Certain shares previously acquired by the Plans had been acquired with proceeds of loans from unrelated third parties. Community and Portsmouth had made contributions to the Plans in amounts sufficient to satisfy the debt service requirements of the Plans, and as debt was paid down, shares were allocated to participants. At December 31, 1996, there were 240,112 shares held by the Plans which were fully allocated to participants.

            Contribution expense applicable to the Plans amounted to $122,000, $168,000 and $253,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

            The Company does not expect to make contributions to the Plans subsequent to its assumption of the Plans.

--------------------------------------------------------------------------------
NOTE O--COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

            In the ordinary course of business, there are outstanding commitments and contingencies which are not reflected in the accompanying consolidated financial statements.

      --------------------------------------------------------------------------
      EMPLOYMENT AND SPECIAL TERMINATION AGREEMENTS
      --------------------------------------------------------------------------

            The Company has entered into employment agreements with three senior executives. The agreements provide for automatic one-year extensions unless either party elects to limit the agreement to its then existing term, and generally provide for a specified minimum annual compensation and the continuation of benefits currently received, including provisions following a "Change of Control." However, such employment may be terminated for cause, as defined, without incurring any continuing obligations. In addition to the above agreements, the Company has entered into special termination agreements with certain additional senior executives. The agreements generally provide for certain lump sum or periodic severance payments following a "Change in Control" as defined in the agreements.

      --------------------------------------------------------------------------
      INVESTMENTS IN LIMITED PARTNERSHIPS
      --------------------------------------------------------------------------

            At December 31, 1996, the Company was committed to invest $4,098,000 in seven real estate development limited partnerships. At December 31, 1996 and 1995, the Company had $2,493,000 and $937,000, respectively, invested in such partnerships, which are included in other assets.

      --------------------------------------------------------------------------
      LEASE SECURITIZATION
      --------------------------------------------------------------------------

            In connection with the lease securitization transactions completed by CFX Funding, the Company has guaranteed a portion of the loss reserve accounts by executing letters of credit arrangements with third party lenders. At December 31, 1996, the letters of credit amounted to $1,716,000 and will reduce monthly and expire during the period April 1998 through December 1998. The Company's guarantees are secured by the equipment giving rise to the securitizations.

      --------------------------------------------------------------------------
      MORTGAGE SERVICING RIGHTS
      --------------------------------------------------------------------------

            At December 31, 1996, the Company was committed to purchase servicing rights applicable to approximately $105,000,000 in mortgage loans for $1,300,000.

      --------------------------------------------------------------------------
      OPERATING LEASE COMMITMENTS
      --------------------------------------------------------------------------

            Pursuant to the terms of noncancelable lease agreements in effect at December 31, 1996, pertaining to banking premises and equipment, future minimum rent commitments are as follows:

Years Ending December 31,       (In Thousands)
-------------------------
         1997                       $1,244
         1998                        1,102
         1999                          937
         2000                          761
         2001                          439
Thereafter                             643
                                    ------

                                    $5,126
                                    ======

            Certain of the leases include options to renew for periods ranging from 5 to 15 years. The cost of such rentals is not included above. Total rent expense for the years ended December 31, 1996, 1995 and 1994 amounted to $1,017,000, $817,000 and $508,000, respectively.

      --------------------------------------------------------------------------
      OTHER CONTINGENCIES
      --------------------------------------------------------------------------

            Various legal claims also arise from time to time in the ordinary course of business which, in the opinion of management, will have no material effect on the Company's consolidated financial statements.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE P--RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

            In the ordinary course of business, the Company makes loans to directors, officers and their associates and affiliated companies (related parties) at substantially the same terms, including interest rates and collateral, as those prevailing at the time of origination for comparable transactions with other borrowers.

            The total amounts due from directors, officers and their associates were $6,822,000 and $13,588,000 at December 31, 1996 and 1995,
      respectively. During the year ended December 31, 1996, new loans totaling $2,924,000 were made, and reductions were made to outstanding loan balances totalling $9,690,000, of which $2,675,000 was from repayments and $7,015,000 was attributable to directors no longer being affiliated with the Company.

            During the year ended December 31, 1996, payments amounting to $695,000 were made by the Company to a construction company in which a director holds a 100% ownership interest, for renovations to banking facilities. In addition, at December 31, 1996, the Company was committed to pay $500,000 to this company for further construction services.

            Prior to January 1, 1996, Community from time to time originated automobile consumer finance contracts through an automobile dealership owned and operated by one of its directors, subject to Community's credit approval, on terms comparable to those accorded other dealers. The Director currently has no continuing relationships with the dealership. Contracts amounting to $319,000 during the six months ended December 31, 1995 and $1,003,000 during the fiscal year ended June 30, 1995 were originated through the dealership.

--------------------------------------------------------------------------------
NOTE Q--DERIVATIVE FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

            The Company uses certain derivative financial instruments in managing the interest rate risk included in the consolidated balance sheet.

            Derivative instruments are monitored regularly to assess market price changes. On at least a monthly basis, rate change analyses are done in order to assess potential market risk in changing interest rate environments. When the price volatility of derivative instruments varies from the price volatility of assets being hedged, positions are adjusted to maintain an appropriate match.

            The Company includes all off-balance sheet and derivative positions in its analysis of interest rate risk. Increases and decreases of both 100 and 200 basis points are analyzed in order to determine anticipated changes in earnings and market values.

            The detail on the specific financial instruments used is as follows:

      --------------------------------------------------------------------------
      INTEREST RATE AGREEMENTS
      --------------------------------------------------------------------------

            Interest-rate swaps generally involve the exchange of fixed and floating-rate interest obligations without the exchange of the underlying principal amounts. The Company typically becomes a principal in the exchange of interest payments between the parties and, therefore, is exposed to loss should one of the parties default. The Company minimizes this risk by performing normal credit reviews on its swap counterparties. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

            Interest rate floor agreements provide for the receipt of interest to the extent that the three-month LIBOR is less than the specified rate.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

      --------------------------------------------------------------------------
      INTEREST RATE AGREEMENTS (CONTINUED)
      --------------------------------------------------------------------------

            At December 31, 1996 and 1995, interest rate agreements were comprised of the following:

         Assets                   Interest            Interest      Notional     Maturity     Unrealized
         Hedged                   Received              Paid         Amount        Date          Gain
-------------------------   ----------------------   -----------   ---------     --------     ----------
                                                      (Dollars in thousands)
DECEMBER 31, 1996:

Variable rate                  Fixed - 7.95%          Variable -   $   5,000     12/16/97     $       99
    commercial loans                                 3 mo. LIBOR

Variable rate                    Variable -              N/A       $  10,000     02/15/00     $      174
    commercial loans        LIBOR floor (6.25%)

Variable rate                    Variable -              N/A       $  10,000     06/03/99     $       74

DECEMBER 31, 1995:

Variable rate                  Fixed - 7.95%          Variable -   $   5,000     12/16/97     $      254
    commercial loans                                 3 mo. LIBOR

Variable rate                    Variable -              N/A       $  10,000     02/15/00     $      400
    commercial loans        LIBOR floor (6.25%)

      --------------------------------------------------------------------------
      FINANCIAL OPTION CONTRACTS
      --------------------------------------------------------------------------

            The Company periodically uses financial options to hedge interest rate exposure generally on secondary mortgage market operations. Options are contracts that allow the holder of the option to purchase or sell a financial instrument at a specified price within a specified period of time. For most options transactions, the Company uses recognized and centralized exchanges for execution. These exchanges act as the counterparty to all transactions, thereby minimizing the credit risk of market participants. Option contracts are used explicitly for hedge purposes and are not undertaken for speculation. The Company's intent and general practice is to liquidate option contract obligations before stated exercise or delivery dates through established market transactions. The Company does not generally intend to deliver or receive the securities underlying option contracts, but may execute delivery or receipt if it is financially prudent to do so. At December 31, 1996, to hedge mortgage loans held for sale, the Company held put options (the option to sell securities at a stated price within a specified term) on 30-year treasury obligations totaling $4,000,000 and covered call options on 5-year treasury obligations totaling $10,000,000 extending through March 1997. The unrealized gain on the option contracts at December 31, 1996 was $189,000.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

      --------------------------------------------------------------------------
      TRADING ACTIVITIES
      --------------------------------------------------------------------------

            In 1994, as mortgage-backed securities were purchased for the trading portfolio, the Company assessed their price volatility under varying interest rates. A hedge using a combination of interest rate swap agreements, financial futures contracts and financial option contracts was constructed to closely resemble the volatility of the underlying security. Derivatives held for trading purposes, as well as the overall program for which they were used, were liquidated in October, 1994.

            Net gains (losses) on trading securities, included separately in the consolidated statements of income, are summarized as follows:

                                       Years Ended December 31,
                                 ------------------------------------
                                   1996          1995          1994
                                 -------       -------        -------
                                            (In thousands)
Mortgage-backed securities       $     -       $     -        $(2,985)
Other debt securities                  -             -             (4)
Equity securities                    564         1,092            271
Futures, options and swaps             -             -          2,461
                                 -------       -------        -------

                                 $   564       $ 1,092        $  (257)
                                 =======       =======        =======

--------------------------------------------------------------------------------
NOTE R--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET LENDING RISK
--------------------------------------------------------------------------------

            In addition to using derivative financial instruments to manage interest rate risk (see Note Q), the Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and forward delivery contracts. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets.

            The Company's exposure to credit loss for commitments to extend credit and standby letters of credit is represented by the contractual amount of these specific instruments. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

            At December 31, 1996 and 1995, the following financial instruments were outstanding:

                                                                Contract or
                                                              Notional Amount
                                                          -----------------------
                                                                December 31,
                                                          -----------------------
                                                            1996           1995
                                                          --------       --------
                                                              (In thousands)
Financial instruments for which contract amounts
    represent credit risk:
        Commitments to originate and purchase loans       $ 70,267       $ 77,084
        Unadvanced funds on lines of credit                177,312        118,291
        Standby letters of credit                            4,259          4,190
        Loans sold with recourse                            17,147         24,019
Financial instruments for which contract amounts
    exceed credit risk:
        Outstanding forward delivery contracts              99,371        158,504

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            A commitment to extend credit is an agreement to provide financing to a customer contingent upon compliance with all conditions established in the contract. A commitment generally has a fixed expiration date or other termination clause and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on an individual basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's evaluation of the counterparty. The collateral held varies but may include cash, accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, and residential real estate.

            Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These commitments are primarily issued to support private borrowing arrangements on a short-term basis. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

            The Company has periodically sold automobile loans with credit enhancements that obligate the Company to assume a certain portion of credit losses should they occur. At December 31, 1996, $89,000 had been provided for such losses.

            Forward delivery contracts are contracts for delayed delivery of mortgage loans or mortgage- backed securities in which the Company agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Credit risk to the Company arises from the possible inability of counterparties to meet the terms of their contracts. In the event of nonacceptance by the counterparty, the Company would be subject to the credit risk of the loans retained. These loans would have been originated in the ordinary course of business complying with the Company's standard credit evaluation and collateral requirements. Failure to fulfill delivery requirements for these contracts may result in payment of fees to certain investors.

      --------------------------------------------------------------------------
      NOTE S--FAIR VALUE OF FINANCIAL INSTRUMENTS
      --------------------------------------------------------------------------

            SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair values of all financial instruments where it is practicable to estimate such values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

            The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

            CASH AND CASH EQUIVALENTS: The carrying amounts of cash and short-term instruments approximate fair values.

            INTEREST BEARING DEPOSITS WITH OTHER BANKS: The carrying values of interest bearing deposits with other banks approximate fair values.

            RESTRICTED SECURITIES: The carrying values of Federal Home Loan Bank of Boston and Federal Reserve Bank of Boston stock approximate fair value, based on redemption provisions.

            INVESTMENT SECURITIES: Fair values of all other investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on market prices of comparable instruments.

            MORTGAGE LOANS HELD FOR SALE: Fair values of mortgage loans held for sale are determined taking into consideration commitments on hand from investors and prevailing market prices.

            LOANS AND LEASES (LOANS): Fair values of variable-rate loans that reprice frequently and have no significant change in credit risk, are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses which use interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            DEPOSITS: Fair values disclosed for demand deposits (non-interest bearing deposits, savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

            SHORT-TERM BORROWED FUNDS: The carrying amounts of borrowings under repurchase agreements and other short-term borrowings approximate their fair values.

            ACCRUED INTEREST: The carrying amounts of accrued interest approximate fair value.

            ADVANCES FROM THE FEDERAL HOME LOAN BANK OF BOSTON: The carrying amounts of advances from the Federal Home Loan Bank of Boston maturing within 90 days approximate their fair values. The fair values of other advances are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of advances.

            OFF-BALANCE-SHEET INSTRUMENTS: Fair values for options, swaps and interest rate agreements are based on quoted market prices. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

            The estimated fair values, and related carrying amounts or notional amounts, of the Company's financial instruments are as follows:

                                                                             December 31,
                                                     -------------------------------------------------------------
                                                                1996                              1995
                                                     ---------------------------       ---------------------------
                                                      Carrying           Fair           Carrying          Fair
                                                       Amount            Value           Amount           Value
                                                     ----------       ----------       ----------       ----------
                                                                            (In thousands)
Financial assets:
    Cash and cash equivalents                        $  131,106       $  131,106       $  127,043       $  127,043
    Interest bearing deposits with other banks              287              287           25,442           25,442
    Securities available for sale                       414,896          414,896          376,386          376,386
    Securities held to maturity                         104,682          104,783          164,733          165,865
    Mortgage loans held for sale                         16,967           17,078           10,025           10,223
    Loans and leases, net                             1,574,067        1,570,046        1,311,779        1,321,856
    Accrued interest receivable                          15,384           15,384           16,280           16,280

Financial liabilities:
    Deposits                                          1,751,141        1,754,594        1,637,831        1,641,272
    Short-term borrowed funds                           104,750          104,750           58,904           58,904
    Advances from the Federal Home
        Loan Bank of Boston                             246,593          246,568          158,858          158,964
    Accrued interest payable                              5,297            5,297            3,425            3,425

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                           December 31,
                                                      ------------------------------------------------------
                                                               1996                           1995
                                                      -----------------------        -----------------------
                                                      Notional         Fair          Notional         Fair
                                                       Amount          Value          Amount          Value
                                                      --------       --------        --------       --------
Unrecognized financial instruments:
    Commitments to originate and purchase loans       $ 70,267       $   (212)       $ 77,084       $    (22)
    Standby letters of credit                            4,259             (2)          4,190            (15)
    Unadvanced funds on lines of credit                177,312           (558)        118,291           (304)
    Interest-rate swap agreements                        5,000             99           5,000            254
    Financial option contracts (long position)           4,000             37               -              -
    Financial option contracts (short position)         10,000            152               -              -
    Interest-rate floor agreements                      20,000            248          10,000            400

--------------------------------------------------------------------------------
NOTE T--REGULATORY CAPITAL REQUIREMENTS AND OTHER RESTRICTIONS
--------------------------------------------------------------------------------

            The Company (on a consolidated basis) and each Bank (on a consolidated basis) are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Banks' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Holding companies are not subject to the prompt corrective action standards.

            Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company and the Banks meet all capital adequacy requirements to which they are subject.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            As of December 31, 1996, the most recent notifications from the Federal Reserve Board and the Federal Deposit Insurance Corporation categorized the Company and the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, they must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notifications that management believes have changed these categories. The Company's, the Banks' and the acquired companies of Community and Portsmouth and their Banks' actual capital amounts and ratios are also presented in the table.

                                                                                                              Minimum
                                                                                                            To Be Well
                                                                                    Minimum              Capitalized Under
                                                                                  for Capital            Prompt Corrective
                                                           Actual              Adequacy Purposes         Action Provisions
                                                   ---------------------     ---------------------     ----------------------
DECEMBER 31, 1996                                   Amount         Ratio      Amount          Ratio     Amount          Ratio
                                                   ---------       -----     --------         -----    --------         -----
                                                                             (Dollars in Thousands)
Total Capital to Risk Weighted Assets:
    Consolidated CFX Corporation                   $ 136,210       14.8%     $ 73,875         8.0%        N/A            N/A
        CFX Bank                                      86,845       12.2        57,110         8.0      $ 71,388         10.0%
        Safety Fund National Bank                     24,345       13.9        14,048         8.0        17,560         10.0
        Orange Savings Bank                           10,108       20.9         3,859         8.0         4,823         10.0
    Consolidated Community Bankshares, Inc.           44,322       11.3        31,528         8.0         N/A            N/A
        Concord Savings Bank                          33,998       10.8        25,090         8.0        31,362         10.0
        Centerpoint Bank                               8,418       10.4         6,506         8.0         8,133         10.0
    Consolidated Portsmouth Bank Shares, Inc.         65,493       57.1         9,175         8.0         N/A            N/A
        Portsmouth Savings Bank                       46,547       40.6         9,175         8.0        11,468         10.0

Tier 1 Capital to Risk Weighted Assets:
    Consolidated CFX Corporation                     124,615       13.5        36,938         4.0         N/A            N/A
        CFX Bank                                      78,912       11.0        28,555         4.0        42,833          6.0
        Safety Fund National Bank                     22,090       12.6         7,024         4.0        10,536          6.0
        Orange Savings Bank                            9,503       19.7         1,929         4.0         2,894          6.0
    Consolidated Community Bankshares, Inc.           40,417       10.3        15,764         4.0         N/A            N/A
        Concord Savings Bank                          30,974        9.9        12,545         4.0        18,817          6.0
        Centerpoint Bank                               7,537        9.3         3,253         4.0         4,880          6.0
    Consolidated Portsmouth Bank Shares, Inc.         64,806       56.5         4,588         4.0         N/A            N/A
        Portsmouth Savings Bank                       45,860       40.0         4,587         4.0         6,881          6.0

Tier 1 Capital to Average Assets:
    Consolidated CFX Corporation                     124,615        8.0        62,323 -       4.0 -       N/A            N/A
                                                                               77,903         5.0
        CFX Bank                                      78,912        6.8        46,406 -       4.0 -      58,008          5.0
                                                                               58,008         5.0
        Safety Fund National Bank                     22,090        7.0        12,568 -       4.0 -      15,710          5.0
                                                                               15,710         5.0
        Orange Savings Bank                            9,503        9.8         3,870 -       4.0 -       4,837          5.0
                                                                                4,837         5.0
    Consolidated Community Bankshares, Inc.           40,417        7.4        21,814 -       4.0 -       N/A            N/A
                                                                               27,268         5.0
        Concord Savings Bank                          30,974        7.0        17,605 -       4.0 -      22,006          5.0
                                                                               22,006         5.0
        Centerpoint Bank                               7,537        6.8         4,461 -       4.0 -       5,577          5.0
                                                                                5,577         5.0
    Consolidated Portsmouth Bank Shares, Inc.         64,806       24.8        10,436 -       4.0 -       N/A            N/A
                                                                               13,045         5.0
        Portsmouth Savings Bank                       45,860       17.6        10,435 -       4.0 -      13,043          5.0
                                                                               13,043         5.0

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

            Certain restrictions exist regarding the ability of the Banks to transfer funds to the Company in the form of cash dividends, loans and advances. Applicable rules prohibit the payment of a cash dividend by the Banks if the effect thereof would cause the net worth of the Banks to be reduced below applicable net worth requirements.

            Accordingly, $95,345,000 of the Company's equity in the net assets of the Banks was restricted at December 31, 1996.

            Under Federal Reserve regulations, the Banks are also limited as to the amount they may loan to the Company, unless such loans are collateralized by specified obligations. At December 31, 1996, the maximum amount available for transfer from the Banks to the Company in the form of loans approximated $21,521,000.

--------------------------------------------------------------------------------
NOTE U-- MORTGAGE LOAN SERVICING
--------------------------------------------------------------------------------

            Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others were $1,116,000,000 and $1,017,000,000 at December 31, 1996 and 1995, respectively. Substantially all loans serviced for others were sold without recourse provisions.

            The following is an analysis of the changes in mortgage servicing rights:

                                                Years Ended December 31,
                                         -------------------------------------
                                           1996           1995           1994
                                         -------        -------        -------
                                                     (In thousands)
Balance at beginning of year             $ 6,886        $ 4,207        $ 4,557
Additions                                  2,321          3,255            406
Sales                                          -              -           (126)
Amortization                              (1,563)          (525)          (630)
Change  in fiscal year - Community             -            (51)             -
                                         -------        -------        -------

Balance at end of year                   $ 7,644        $ 6,886        $ 4,207
                                         =======        =======        =======

            For the six months ended December 31, 1995, Community recorded additions to mortgage servicing rights of $150,000 and amortization of $201,000.

            At December 31, 1996 and 1995, the fair value of capitalized mortgage servicing rights was $10,179,000 and $8,209,000, respectively. There was no activity in the valuation allowances for mortgage servicing rights for the years ended December 31, 1996 and 1995.

--------------------------------------------------------------------------------
NOTE V-- SUBSEQUENT EVENT - ACQUISITION OF THE COMPANY
--------------------------------------------------------------------------------

            On October 27, 1997, the Company announced that it entered into a definitive agreement to be acquired by Peoples Heritage Financial Group, Inc. (Peoples Heritage), a multi-bank and financial services holding company headquartered in Portland, Maine. Under the terms of the agreement, each of CFX's outstanding shares of common stock will be converted into .667 shares of Peoples Heritage common stock. The agreement is subject to approval by shareholders of both companies and by regulatory authorities. The transaction will be a tax-free reorganization and is anticipated to be accounted for as a pooling-of-interests. In connection with the agreement, CFX has granted to Peoples Heritage an option to acquire up to 19.9 percent of the outstanding shares of CFX common stock under certain circumstances. Additionally, Peoples Heritage has granted CFX an option to acquire up to 10.0 percent of the outstanding shares of Peoples Heritage common stock under certain circumstances.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE W--CFX CORPORATION (PARENT-COMPANY-ONLY) CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                 BALANCE SHEETS

                                                                 December 31,
                                                           -------------------------
                                                             1996            1995
                                                           -------------------------
                                                               (In thousands)
Assets:
    Cash and due from banks                                $   1,800       $   2,443
    Interest-bearing deposits with bank subsidiaries          21,409          21,632
    Securities held to maturity                                  320             577
    Securities available for sale                                130             108
    Receivables from subsidiaries                              7,992           8,233
    Investment in bank subsidiaries                          204,963         200,429
    Other assets                                               5,856           2,797
                                                           ---------       ---------

                                                           $ 242,470       $ 236,219
                                                           =========       =========

Liabilities                                                $   2,633       $   4,644
Shareholders' equity                                         239,837         231,575
                                                           ---------       ---------

                                                           $ 242,470       $ 236,219
                                                           =========       =========

                              STATEMENTS OF INCOME

                                                                 Years Ended December 31,
                                                         ---------------------------------------
                                                           1996           1995            1994
                                                         --------       --------        --------
                                                                     (In thousands)
Interest and dividend income                             $    951       $  1,042        $    911
Dividends from subsidiaries                                17,163          9,848           9,842
Management fee from subsidiaries                              308            131             145
Gain on sale of investment securities                           1             28               -
                                                         --------       --------        --------
                                                           18,423         11,049          10,898
General and administrative expenses                         2,597          1,253           1,398
                                                         --------       --------        --------
Income before income taxes and equity in
    undistributed net income of subsidiaries               15,826          9,796           9,500
Income tax expense (benefit)                                  110            (27)           (286)
                                                         --------       --------        --------

Income before equity in undistributed net income
    of subsidiaries                                        15,716          9,823           9,786

Equity in undistributed net income of subsidiaries          7,837         11,731           6,951
                                                         --------       --------        --------

        Net income                                       $ 23,553       $ 21,554        $ 16,737
                                                         ========       ========        ========

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS

                                                                                              Years Ended December 31,
                                                                                      ----------------------------------------
                                                                                        1996            1995            1994
                                                                                      --------        --------        --------
                                                                                                   (In thousands)
Cash flows from operating activities:
    Net income                                                                        $ 23,553        $ 21,554        $ 16,737
    Adjustments to reconcile net income to net cash
        provided by operating activities:
          Net deferred income tax provision (benefit)                                        1               9            (111)
          Gain on sale of investment securities                                             (1)            (28)              -
          Equity in undistributed net income of subsidiaries                            (7,837)        (11,731)         (6,951)
          Net change in other assets and other liabilities                              (1,984)         (2,122)          2,972
                                                                                      --------        --------        --------
                          Net cash provided by operating activities                     13,732           7,682          12,647
                                                                                      --------        --------        --------

Cash flows from investing activities:
    Capital contribution to subsidiary                                                    (200)           (200)              -
    Net decrease (increase) in interest bearing deposits with bank subsidiaries            223           8,740          (9,299)
    Decrease (increase) in receivables from subsidiaries                                   241          (7,940)            110
    Purchases of securities available for sale                                               -             (55)         (1,027)
    Proceeds from sales of securities available for sale                                     2           1,075               -
    Purchases of securities held to maturity                                           (16,601)         (6,002)         (5,467)
    Proceeds from maturities of securities held to maturity                             16,857           6,483          11,875
    Purchase of bank-owned life insurance                                               (3,250)              -               -
                                                                                      --------        --------        --------
                             Net cash provided (used) by investing activities           (2,728)          2,101          (3,808)
                                                                                      --------        --------        --------

Cash flows from financing activities:
    Common cash dividends paid                                                         (13,312)        (10,041)         (8,080)
    Preferred cash dividends paid                                                            -             (89)           (287)
    Proceeds from issuance of common stock                                               2,693           1,509           1,436
    Payments on fractional shares                                                          (26)            (18)            (20)
    Redemption of preferred stock                                                            -               -            (286)
    Acquisition of treasury shares                                                      (1,002)         (1,481)         (1,025)
                                                                                      --------        --------        --------
                             Net cash used by financing activities                     (11,647)        (10,120)         (8,262)
                                                                                      --------        --------        --------

Increase (decrease) in cash and cash equivalents                                          (643)           (337)            577

Change in fiscal year - Community                                                            -            (338)              -

Cash and cash equivalents at beginning of year                                           2,443           3,118           2,541
                                                                                      --------        --------        --------

Cash and cash equivalents at end of year                                              $  1,800        $  2,443        $  3,118
                                                                                      ========        ========        ========


            For the six months ended December 31, 1995, cash flow activity relating to Community consisted of cash provided by operating activities of $158,000 and cash used in financing activities of $496,000. See Note A
      - "Significant Accounting Policies - Principles of Presentation and Consolidation."

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE X--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

            The following is a summary of the consolidated quarterly results of operations for the years ended December 31, 1996 and 1995:

1996
Three Months Ended                        March 31      June 30     September 30  December 31
-----------------------------------       --------      -------     ------------  -----------
                                                (In thousands, except per share data)
Interest and dividend income              $39,881       $41,654       $42,587       $44,183
Interest expense                           18,789        19,530        20,075        21,189
                                          -------       -------       -------       -------
Net interest and dividend income           21,092        22,124        22,512        22,994
Provision for loan and lease losses         1,180         1,050           980         1,075
Other income (2&3)                          5,284         5,198         5,619         6,161
Other expenses (1)                         16,258        16,226        21,526        17,260
                                          -------       -------       -------       -------
Income before income taxes                  8,938        10,046         5,625        10,820
Income taxes                                2,768         3,348         2,459         3,301
                                          -------       -------       -------       -------

Net income                                $ 6,170       $ 6,698       $ 3,166       $ 7,519
                                          =======       =======       =======       =======

Earnings per common share                 $  0.27       $  0.29       $  0.14       $  0.32
                                          =======       =======       =======       =======

1995
Three Months Ended                        March 31      June 30     September 30  December 31
-----------------------------------       --------      -------     ------------  -----------
                                               (In thousands, except per share data)
Interest and dividend income              $35,022       $36,662       $37,937       $39,187
Interest expense                           15,155        16,539        17,577        18,594
                                          -------       -------       -------       -------
Net interest and dividend income           19,867        20,123        20,360        20,593
Provision for loan and lease losses           864         1,146           825           979
Other income                                3,780         4,578         4,289         5,091
Other expenses (4)                         15,888        15,971        15,472        15,920
                                          -------       -------       -------       -------
Income before income taxes                  6,895         7,584         8,352         8,785
Income taxes                                2,229         2,397         2,706         2,730
                                          -------       -------       -------       -------

Net income                                  4,666         5,187         5,646         6,055
Preferred stock dividends                      67            22             -             -
                                          -------       -------       -------       -------

Net income available to
    common stock                          $ 4,599       $ 5,165       $ 5,646       $ 6,055
                                          =======       =======       =======       =======

Earnings per common share                 $  0.20       $  0.22       $  0.24       $  0.26
                                          =======       =======       =======       =======

    (1) For the quarter ended September 30, 1996, the Company recorded costs related to the mergers of Safety Fund and Milford totaling $4,522,000, and costs associated with a SAIF special assessment of $691,000.

    (2) For the quarter ended September 30, 1996, the Company terminated CFX Corporation's and Safety Fund's pension plans and transferred the assets and liabilities to a multi-employer pension plan. A gain from the settlement of the pension plan was recorded totaling $877,000.

    (3) For the quarter ended December 31, 1996, the Company recorded $411,000 in gains on trading securities on an investment purchased and sold during the same quarter.

    (4) For the quarter ended September 30, 1995, the Company received a $424,000 insurance premium refund from the Federal Deposit Insurance Corporation (FDIC). In addition, for the quarter ended December 31, 1995 the insurance premiums paid to the FDIC were significantly reduced.

--------------------------------------------------------------------------------
REPORT OF WOLF & COMPANY, P.C., INDEPENDENT AUDITORS

--------------------------------------------------------------------------------
      To the Board of Directors and Shareholders of CFX Corporation:

            We have audited the accompanying consolidated balance sheets of CFX Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            The consolidated financial statements referred to above have been restated to reflect the pooling of interests with Portsmouth Bank Shares, Inc. and Community Bankshares, Inc., as described in Note A to the consolidated financial statements. We did not audit the consolidated financial statements of Portsmouth Bank Shares, Inc. for the periods referred to above, which statements reflect total assets of $271,569,000 and $267,272,000 as of December 31, 1996 and 1995, respectively, and net interest and dividend income of $10,043,000, $10,862,000 and $11,709,000 for the years ended December 31, 1996, 1995 and 1994, respectively. We did not audit the consolidated financial statements of Community Bankshares, Inc. as of December 31, 1996 and 1995 and for the year ended December 31, 1996, the six months ended December 31, 1995, and each of the years in the two-year period ended June 30, 1995, which statements reflect total assets of $550,596,000 and $498,003,000 as of December 31, 1996 and 1995,
      respectively, and net interest and dividend income of $21,821,000, $9,748,000, $18,055,000 and $15,436,00 for the year ended December 31,
      1996, the six months ended December 31, 1995 and each of the years in the two-year period ended June 30, 1995, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Portsmouth Bank Shares, Inc. and Community Bankshares, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 is based solely on the reports of other auditors.

            The consolidated financial statements as of December 31, 1995 and for the years ended December 31, 1996, 1995 and 1994 reflect the pooling of interests with The Safety Fund Corporation. We did not audit the 1995 and 1994 consolidated financial statements of The Safety Fund Corporation, which statements reflect total assets of $287,483,000 as of December 31, 1995 and net interest and dividend income of $13,816,000 and $12,036,000 for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for The Safety Fund Corporation as of December 31, 1995 and for the years ended December 31, 1995 and 1994 is based solely on the reports of other auditors.

            The consolidated financial statements as of and for the year ended December 31, 1994 reflect the pooling of interests with Orange Savings Bank. We did not audit the 1994 financial statements of Orange Savings Bank, which statements reflect total assets of $83,268,000 as of December 31, 1994 and net interest and dividend income of $3,255,000 for the year ended December 31, 1994. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Orange Savings Bank as of and for the year ended December 31, 1994 is based solely on the report of other auditors.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

            In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CFX Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

            As discussed in Note A to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," effective January 1, 1995.

                                                       WOLF & COMPANY, P.C.

      Boston, Massachusetts
      January 29, 1997, except for Note A - "Significant Accounting Policies - Principles of Presentation and Consolidation" as to which the date is August 29, 1997 and Note V as to which the date is October 27, 1997

--------------------------------------------------------------------------------
INFORMATION ON COMMON STOCK
--------------------------------------------------------------------------------

      At December 31, 1996, there were approximately 6,416 holders of record of CFX Corporation's common stock. The stock is traded on the American Stock Exchange (AMEX) under the symbol "CFX." The following table sets forth cash dividends declared on the Company's common stock and the high and low sale prices as reported by AMEX for the appropriate periods.

1996                                              First         Second          Third         Fourth
CALENDAR QUARTERS                                Quarter        Quarter        Quarter        Quarter
                                               -----------    -----------    -----------    -----------
Dividends declared per share (1)                 $ 0.1714       $ -            $ 0.1905       $ 0.2095
Stock price(1):
    High                                          15 3/8         14 3/8         15 1/4         16 5/8
    Low                                           12 7/8         12 1/4         11 5/8         13 5/8
    Last sale                                     12             12 3/8         14 1/8         15 1/2

1995
CALENDAR QUARTERS

Dividends declared per share (1)                 $ 0.1391       $ 0.1451       $ 0.1451       $ 0.3266
Stock price(1):
    High                                          11 3/4         15 3/8         16 1/2         16 5/8
    Low                                            9 1/2         11             13 1/2         13 1/4
    Last sale                                     11 1/8         15             16 3/8         14 7/8


    (1) Common cash dividends and common stock sale prices have been restated to reflect the Company's 5% common stock dividend declared on December 10, 1996.